As filed with the Securities & Exchange Commission on October 17, 2001

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     CYOP SYSTEMS INTERNATIONAL INCORPORATED
                 (Name of small business issuer in its charter)


                Nevada                                   7373                                98-0222927
       (State or jurisdiction of             (Primary Standard Industrial                 (I.R.S. Employer
    incorporation or organization)            Classification Code Number)                Identification No.)


                                    Suite 300
                                1286 Homer Street
                                 Vancouver, B.C.
                                 V6B 2Y5 Canada
                            Telephone: (604)647-6400
          (Address and telephone number of principal executive offices)

                                    Suite 300
                                1286 Homer Street
                                 Vancouver, B.C.
                                 V6B 2Y5 Canada
(Address of principal place of business or intended principal place of business)

                   Gerald R. Tuskey, Personal Law Corporation
                        Suite 1000, 409 Granville Street
                                 Vancouver, B.C.
                                 V6C 1T2 Canada
                                  (604)681-9588
            (Name, Address and telephone number of agent for service)


Approximate date of proposed sale to the public:    As soon as practicable after
                                                    the effective date of this
                                                    registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [___]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [___]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [___]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [___]

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
TITLE OF EACH
CLASS OF                                    PROPOSED                  PROPOSED                   AMOUNT OF
SECURITIES TO           AMOUNT TO BE        MAXIMUM OFFERING          MAXIMUM AGGREGATE          REGISTRATION
BE REGISTERED           REGISTERED          PRICE PER SHARE (1)       OFFERING PRICE             FEE (2)
----------------------------------------------------------------------------------------------------------------
Common Stock,            8,998,000 shares        $1.40                  $12,597,200                $3,149.30
Par value $0.0001
----------------------------------------------------------------------------------------------------------------


(1)   Based on last price at which shares have been sold.
(2) Estimated solely for the purpose of calculating the registration fee under Rule 457 of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENTS SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PART I - INFORMATION REQUIRED IN PROSPECTUS

                                   PROSPECTUS

                     CYOP SYSTEMS INTERNATIONAL INCORPORATED

                        8,998,000 SHARES OF COMMON STOCK


CYOP Systems International Incorporated is a software development company organized in the State of Nevada.

The selling shareholders named in this prospectus are offering 8,998,000 common shares of our stock registered through this prospectus. The shares were acquired by the selling shareholders directly from us in a private offering that was exempt from registration under US securities laws.

Our common stock is presently not traded on any market or securities exchange.

This offering will expire 24 months from the effective date of this prospectus.

                              --------------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on page 6.

                              --------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------



The date of this Prospectus is October 17, 2001

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY................................................................................................5
RISK FACTORS......................................................................................................6
USE OF PROCEEDS...................................................................................................7
DETERMINATION OF OFFERING PRICE...................................................................................7
DILUTION..........................................................................................................7
DIVIDEND POLICY...................................................................................................7
SELLING SHAREHOLDERS..............................................................................................7
PLAN OF DISTRIBUTION..............................................................................................9
LEGAL PROCEEDINGS................................................................................................10
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.....................................................10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS ND MANAGEMENT....................................................11
DESCRIPTION OF SECURITIES........................................................................................12
INTERESTS OF NAMED EXPERTS AND COUNSEL...........................................................................13
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..............................13
ORGANIZATION WITHIN LAST FIVE YEARS..............................................................................13
DESCRIPTION OF BUSINESS..........................................................................................14
PLAN OF OPERATION................................................................................................20
DESCRIPTION OF PROPERTY..........................................................................................22
   Office Premises...............................................................................................22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................22
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.........................................................22
EXECUTIVE COMPENSATION...........................................................................................23
INDEPENDENT PUBLIC ACCOUNTANTS...................................................................................24
INDEX TO FINANCIAL STATEMENTS....................................................................................25
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS....................................................................59
AVAILABLE INFORMATION............................................................................................59
INDEMNIFICATION OF DIRECTORS AND OFFICERS........................................................................59
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION......................................................................60
RECENT SALES OF UNREGISTERED SECURITIES..........................................................................60
EXHIBITS.........................................................................................................61
UNDERTAKINGS.....................................................................................................61


                               PROSPECTUS SUMMARY

                                   OUR COMPANY

We were incorporated on October 29, 1999 under the laws of the State of Nevada as Triple 8 Development Corporation to engage in any lawful corporate purpose. We changed our name to CYOP Systems International Incorporated on November 2, 2000.

We have not been involved in any bankruptcy, receivership or similar proceedings.

CYOP Systems International Incorporated is the parent company in our corporate structure. We own 100% of the common shares of CYOP Systems Inc., a Barbados company, which in turn owns 100% of the issued common shares of Moshpit Entertainment Inc. Moshpit Entertainment Inc. is a British Columbia company which conducts all of our product development. Moshpit is a developer and provider of multimedia transactional technology solutions and services for the entertainment industry. Moshpit's range of products and services include financial transaction platforms for on-line video games and integrated e-commerce transaction technology for on-line merchants.

All dollar amounts in this prospectus are U.S. dollars.

                                  THE OFFERING


Securities being registered:              8,998,000 shares of common stock held by existing shareholders.

Securities Issued:                        28,439,975 shares of common stock are issued and outstanding as of the date of this prospectus.  The 8,998,000 shares of common stock to be registered under this prospectus are already issued and may be sold by existing shareholders.

Use of Proceeds:                          We will not receive any proceeds from the sale of shares sold by the selling shareholders.

Reason for filing this Prospectus:        The Securities and Exchange Commission and National Association of
                                          Securities Dealers have adopted the position that securities of blank check companies issued to affiliates and non-affiliates are ineligible for resale under Rule 144 unless those previously issued securities are registered under a registration statement.  As of the date of issuance of our initial common shares, we were a blank check company because we had not adopted a definitive business plan.  This prospectus is being filed solely for the purpose of registering 8,998,000 common shares held by non-affiliated shareholders which would, but for the SEC and NASD position on blank check companies, be free of trading restrictions.



Expiration Date
---------------

This offering will expire 24 months from the effective date of this prospectus.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we make with the SEC in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The value of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Our operating subsidiary is a software development company with a history of
----------------------------------------------------------------------------
losses.
-------

We have no revenues from operations since our incorporation. If we are unable to generate revenue and become profitable, our company will fail and you could lose your entire investment.

Our management is under no contractual obligation to remain with us and their
-----------------------------------------------------------------------------
departure could cause our business to fail.
-------------------------------------------

Our director and our officers have varied business interests and are working for other companies. No member of management has signed a written employment agreement with us and we cannot afford to pay management members. In the event Mr. White resigns as a director or an officer of our company we may be unable to attract other qualified officers and directors which would result in the failure of our company and the loss of your investment.

Our competitive position in the on-line pay for play video gaming industry is
-----------------------------------------------------------------------------
dependent on the success of our pending patent application.
-----------------------------------------------------------

We have filed a patent application in the United States to obtain patent protection for our unique in-house developed software and unique pay for play platform. In the event our patent application is not granted, we could be put at a significant competitive disadvantage to other better financed companies who could copy our software and achieve rapid market penetration.

We are highly dependent upon our management for financing our software
----------------------------------------------------------------------
development and ongoing operations.
-----------------------------------

We are a private company and have just begun earning revenues through the licensing of our pay for play software. We have been and continue to be dependent upon management for loans to our company to finance our operations and software development. In the event management is unable to continue to advance funds to our company before we achieve positive cash flow, our company could fail.

Online pay for play video gaming is attracting the interest of large well
-------------------------------------------------------------------------
financed potential competitors.
-------------------------------

Even if we obtain patent protection for our system of offering pay for play games online, it is possible we could receive intense competition from better financed companies with in-house software development capabilities who are able to offer online pay for play video games without infringing on our patent protection.

Our common shares are not quoted on any exchange or listing service. Our common
-------------------------------------------------------------------------------
shares are penny stock.
-----------------------

Persons who acquire our common shares have limited liquidity or opportunity to sell their shares and may not be able to recover any funds which have been invested in our common shares. Our common shares fall within the definition of a penny stock. In the event our shares become quoted on an exchange or listing service, all transactions involving our shares will be subject to special rules established by the Securities and Exchange Commission which require brokers and dealers to complete due diligence on penny stocks being acquired on behalf of clients. These requirements are onerous and may make an investment in penny stocks less appealing to certain investors which could affect your ability to sell our common shares.

We have no experience operating online pay for play video games or processing
-----------------------------------------------------------------------------
online financial transactions.
------------------------------

We have tested our operating system and believe it will accommodate the expected commercial traffic at our website however, our lack of experience operating our system could result in a breakdown of our operations and a resulting lack of business.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify such forward-looking statements. You should not place reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

All of the common shares being registered under this prospectus are owned by existing shareholders of our company. In the event registered shares are sold in the future, all proceeds will accrue to the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

It is not currently possible to determine a price at which the shares being registered under this prospectus may be sold. The shares being registered were acquired by our shareholders at $0.001 per share. Our common shares are not quoted or listed on any exchange. Future sales of the registered shares either through private transactions or a future listing will be determined by market forces and the independent decisions of selling shareholders.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                                 DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. We do not anticipate paying any cash dividends in the foreseeable future.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are registering a total of 8,998,000 common shares for possible future resale. All shares being registered were acquired by the selling shareholders on November 1, 1999 at $0.001 per share under Regulation S. The Regulation holding period on these shares has been satisfied in accordance with Rule 903(b)(3)(iii)(A). Only common shares owned by shareholders who are non-affiliates are being registered under this prospectus. Our former director, Mr. Keith Ebert, owns 10,225,000 of our common shares which are not being qualified for resale under this prospectus.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of October 17, 2001.

To the best of our knowledge, the shareholders in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported.

--------------------------------------------------------------------------------
                                               TOTAL NUMBER          CURRENT
                               SHARES        OF SHARES BEING        PERCENT OF
                            OWNED PRIOR       REGISTERED BY          COMPANY
NAME AND ADDRESS              TO THIS            SELLING              SHARES
OF SELLING SHAREHOLDER        OFFERING          SHAREHOLDER           OWNED
--------------------------------------------------------------------------------

Tom Bollum                    204,500            204,500             0.72%
West Vancouver, B.C.
--------------------------------------------------------------------------------
Renata Kubicek                204,500            204,500             0.72%
Vancouver, B.C.
--------------------------------------------------------------------------------
Gerald J. Shields             204,500            204,500             0.72%
Vancouver, B.C.
--------------------------------------------------------------------------------
Sandra Ann Hughes             204,500            204,500             0.72%
Surrey, B.C.
--------------------------------------------------------------------------------
Rob Smith                     204,500            204,500             0.72%
Vancouver, B.C.
--------------------------------------------------------------------------------
Jackie A. Tuskey              204,500            204,500             0.72%
Vancouver, B.C.
--------------------------------------------------------------------------------
Darren Ross                   204,500            204,500             0.72%
South Surrey, B.C.
--------------------------------------------------------------------------------
Brian Tuskey                  204,500            204,500             0.72%
Courtenay, B.C.
--------------------------------------------------------------------------------
Mary Ann Myers                204,500            204,500             0.72%
West Vancouver, B.C.
--------------------------------------------------------------------------------
Tom Connell                   204,500            204,500             0.72%
Oshawa, Ontario
--------------------------------------------------------------------------------
Dr. Keith Lim Inc.            204,500            204,500             0.72%
Vancouver, B.C.
--------------------------------------------------------------------------------
Jane Shields                  204,500            204,500             0.72%
West Vancouver, B.C.
--------------------------------------------------------------------------------
Doug Irwin                    204,500            204,500             0.72%
Vancouver, B.C.
--------------------------------------------------------------------------------
Margot Jones                  204,500            204,500             0.72%
West Vancouver, B.C.
--------------------------------------------------------------------------------
John Furlan                   204,500            204,500             0.72%
Calgary, Alberta
--------------------------------------------------------------------------------
Rick Gateman                  204,500            204,500             0.72%
Calgary, Alberta
--------------------------------------------------------------------------------
Tom Simmons                   204,500            204,500             0.72%
Calgary, Alberta
--------------------------------------------------------------------------------
John Jardine                  204,500            204,500             0.72%
West Vancouver, B.C.
--------------------------------------------------------------------------------
Gail Fish                     204,500            204,500             0.72%
West Vancouver, B.C.
--------------------------------------------------------------------------------
Ro Lal                        204,500            204,500             0.72%
Vancouver, B.C.
--------------------------------------------------------------------------------
Erin Strench                  204,500            204,500             0.72%
Puerto Vallarta, Mexico
--------------------------------------------------------------------------------
Allen Wilson                  204,500            204,500             0.72%
Vancouver, B.C.
--------------------------------------------------------------------------------
Beverly Strench               204,500            204,500             0.72%
Richmond, B.C.
--------------------------------------------------------------------------------
Neville Ebert                 204,500            204,500             0.72%
Vancouver, B.C.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Gloria Martino                204,500            204,500             0.72%
West Vancouver, B.C.
--------------------------------------------------------------------------------
Bill Martino                  204,500            204,500             0.72%
West Vancouver, B.C.
--------------------------------------------------------------------------------
Andrew Allan                  204,500            204,500             0.72%
West Vancouver, B.C.
--------------------------------------------------------------------------------
Haroon Rashid                 204,500            204,500             0.72%
Surrey, B.C.
--------------------------------------------------------------------------------
Ann Marie Butler Rashid       204,500            204,500             0.72%
Halifax, Nova Scotia
--------------------------------------------------------------------------------
Kenny Chan                    204,500            204,500             0.72%
Richmond, B.C.
--------------------------------------------------------------------------------
Dwight Chan                   204,500            204,500             0.72%
Richmond, B.C.
--------------------------------------------------------------------------------
Dee Gorrell                   204,500            204,500             0.72%
Delta, B.C.
--------------------------------------------------------------------------------
Shauna Loiselle               204,500            204,500             0.72%
West Vancouver, B.C.
--------------------------------------------------------------------------------
Paul Canfield                 204,500            204,500             0.72%
Keswick, Ontario
--------------------------------------------------------------------------------
Janet Moher                   204,500            204,500             0.72%
Oshawa, Ontario
--------------------------------------------------------------------------------
Ruth Canfield                 204,500            204,500             0.72%
Bowmanville, Ontario
--------------------------------------------------------------------------------
Jill Jankovich                204,500            204,500             0.72%
Gabriola Island, B.C.
--------------------------------------------------------------------------------
Dan Nugent                    204,500            204,500             0.72%
Vancouver, B.C.
--------------------------------------------------------------------------------
Judy Morey                    204,500            204,500             0.72%
Calgary, Alberta
--------------------------------------------------------------------------------
Rob Furlan                    204,500            204,500             0.72%
Calgary, Alberta
--------------------------------------------------------------------------------
Sandra Furlan                 204,500            204,500             0.72%
Vancouver, B.C.
--------------------------------------------------------------------------------
Karen Lynn Bollum             204,500            204,500             0.72%
Salmon Arm, B.C.
--------------------------------------------------------------------------------
Dr. Denis Vincent             204,500            204,500             0.72%
North Vancouver, B.C.
--------------------------------------------------------------------------------
Lindsay Nevison               204,500            204,500             0.72%
West Vancouver, B.C.
--------------------------------------------------------------------------------

                              PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

         (1) on such public markets or exchanges as the common stock may from time to time be trading;
         (2)      in privately negotiated transactions;
         (3)      through the writing of options on the common stock;
         (4)      in short sales; or
         (5)      in any combination of these methods of distribution.

The sales price to the public may be:

         (1)      the market price prevailing at the time of sale;
         (2)      a price related to such prevailing market price; or
         (3) such other price as the selling shareholders determine from time to time.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of common stock, from the purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with re-sales may pay or receive commissions to or from the purchasers of shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We are bearing all costs relating to the registration of the common stock under this prospectus. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling such common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

         (1) not engage in any stabilization activities in connection with our common stock;

         (2) furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

         (3) not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our director and officer is as follows:

                     NAME             AGE      POSITION
                     ----             ---      --------

                     Mitch White      40       Director, C.F.O. and President

Our officer and director will serve until the next annual meeting of the shareholders or until his death, resignation, retirement, removal, or disqualification, or until his successors have been elected. Vacancies in the existing Board of Directors are filled by majority vote of the remaining directors. Our officer serves at the will of the Board of Directors. There are no family relationships between any executive officer and/or director.

Resumes
-------

Mitch White was appointed to his positions on February 14, 2001. He devotes his time to our business affairs on an as needed basis which is currently approximately 30 hours per week.

From March, 1995 to June, 1998, Mr. Mitch White held the position of Chairman of the Board of Directors of Starnet Systems International which is a publicly traded reporting company quoted on the NASD OTC Bulletin Board under the symbol "WGMGY" and on the AIM market in London, England. Starnet Systems developed and implemented computer software designed to process online casino transactions in those jurisdictions in which online gaming is permitted. From June, 1998 until the present, Mr. White has been principally engaged in the founding, funding and development of Moshpit Entertainment and its pay for play electronic transactional platform. Mr. White is also President of Caribbean Way.com, a Montreal, Canada based online travel and booking agency. Mr. White possesses 15 years of experience in sales, marketing and management in the high technology and entertainment industries.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS ND MANAGEMENT

The table below lists the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

         * each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock,

         *        each of our directors and named executive officers, and

         *        all of our directors and executive officers as a group.



                            NAME AND ADDRESS                 AMOUNT AND NATURE                   PERCENT
TITLE OF CLASS              OF BENEFICIAL OWNER              OF BENEFICIAL OWNER                OF CLASS
--------------              -------------------              -------------------                --------

$.0001 Par Value            Keith Ebert                      10,225,000 common shares            35.95%
Common Stock                Suite 2901                       Direct Ownership
                            1201 Marinaside Cres.
                            Vancouver, B.C.
                            V6Z 2V2

$.0001 Par Value            Greenday Inc.                    4,000,000 common shares             14.06%
Common Stock                Suite 29 - 1st Floor             Direct Ownership
                            Beckwith Mall                    (Potential beneficial Owner
                            Lower Broad Street               is Mitch White)
                            Bridgetown, Barbados

$.0001 Par Value            Andrea Carley                    500,000 common shares                1.76%
Common Stock                2779 Lake City Way               Direct Ownership
                            Burnaby, B.C.
                            V5A 2Z6




$0.001 Par Value            Mitch White                      500,000 common shares                1.76%
Common Stock                2779 Lake City Way               Direct Ownership
                            Burnaby, B.C.
                            V5A 2Z6

$0.001 Par Value            Caska Trust                      1,250,000 common shares              4.39%
Common Stock                Suite 29 - 1st Floor             Direct Ownership
                            Beckwith Mall                    (Potential beneficial owner
                            Lower Broad Street               is Mr. Stephen White)
                            Bridgetown, Barbados


$0.001 Par Value            Jazzco Trust                     1,250,000 common shares              4.39%
Common Stock                Suite 29 - 1st Floor             Direct Ownership
                            Beckwith Mall                    (Potential beneficial owner
                            Lower Broad Street               is Mr. A.J. Morand)
                            Bridgetown, Barbados

$0.001 Par Value            Lancaster Estate Trust           1,500,000 common shares              5.27%
Common Stock                Suite 29 - 1st Floor             Direct Ownership
                            Beckwith Mall                    (Potential beneficial owner
                            Lower Broad Street               is Mr. Richard Gallo)
                            Bridgetown, Barbados

$.0001 Par Value            Management as a group            5,000,000 common shares             17.58%
Common Stock                including executive officers
                            and directors



The Company's president, Mr. Mitch White, is the potential beneficiary of shares held by Greenday Inc. in the event of a distribution of property by that Trust. Moshpit's Vice-President, Mr. Stephen White, is the potential beneficiary of the 1,250,000 shares held by Caska Trust in the event of a distribution of property by that Trust. Mr. A.J. Morand, a former Vice-President of Moshpit Entertainment is the potential beneficiary of 1,250,000 shares held by Jazzco Trust in the event of a distribution by that Trust. Mr. Richard Gallo, who is an investor in our company, is the potential recipient of 1,500,000 shares held by Lancaster Estate Trust in the event of a distribution of property by that Trust. There is no affiliation between the trusts which hold shares in our company.

                            DESCRIPTION OF SECURITIES

General
-------

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share.

The following description of our capital stock discloses all material information relating to our common stock but is not a full summary of all information relating to our common stock. The description is subject to and qualified in its entirety by our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Nevada law.

Common Stock
------------

As of October 17, 2001, there were 28,439,975 shares of common stock issued and outstanding that were held by 112 shareholders of record.

All shares of common stock have equal voting rights and are entitled to one vote per share in all matters to be voted upon by shareholders. Our shares have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of our issued shares represented at any meeting where a quorum is present will be able to elect the entire Board of Directors. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution of preferred amounts. All shares of our common stock issued and outstanding are fully paid and non-assessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock out of funds legally available for that purpose.

There are no outstanding options or warrants to acquire our shares. 8,998,000 of our shares held by non-affiliates are being registered under this registration statement and will become free trading if this registration statement becomes effective. 10,225,000 of our issued shares are held by Mr. Ebert, an affiliate of our company. The shares held by Mr. Ebert were issued when we were a blank check company and cannot be sold unless they are registered under a future registration statement.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

       DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
                                ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on October 29, 1999 under the laws of the State of Nevada to engage in any lawful corporate purpose. On November 1, 1999, we issued 2,250,000 common shares at a deemed price of $0.001 per share to Mr. Keith Ebert. Mr. Ebert was issued these shares in consideration for his services in organizing our company and acting as an officer and director and building our business plan. The value of the services rendered is $2,250. We relied on the exemption contained in Regulation S of the Securities Act of 1933 to issue these shares to Mr. Ebert.

On November 3, 2000, we issued a total of 9,000,000 common shares to the shareholders of CYOP Systems Inc. in consideration for all of the issued and outstanding common shares of CYOP Systems Inc. The former shareholders of CYOP Systems Inc. now collectively own 31.8% of our company. Our current president, Mr. Mitch White, is the potential beneficial owner of 4,500,000 of the shares which were issued in consideration for the shares of CYOP Systems Inc. Mr. Stephen White, who is the president of our subsidiary, Moshpit Entertainment Inc., is the potential beneficiary of 1,250,000 of the shares we issued to acquire CYOP Systems Inc. Mr. A.J. Morand, a former vice president of Moshpit Entertainment Inc. is the potential beneficiary of 1,250,000 of the shares which we issued to acquire CYOP Systems Inc.

                             DESCRIPTION OF BUSINESS

(I)      OUR PRINCIPAL PRODUCTS AND SERVICES

Our business model is built on an e-commerce transaction system applied to innovative market niches and existing strong markets in the entertainment industry. Our CYOP transaction network is the backbone to all existing and future ventures and is critical to providing seamless revenue streams and integrated business practices. The key to our products and services is the transactional engine that powers our e-commerce infrastructure. This transactional engine consists of in-house developed software.

Our in-house developed software creates our unique pay for play platform which allows real time on line competitions and all of the commercial processing that they involve. This intricate co-ordination of the receipt of fees, processing of game credits and revenue sharing makes our company unique.

Play-For-Pay Tournaments

The concept of professional video gaming is a widely anticipated expansion in the video game industry. Local area network game tournaments are sponsored which generate hundreds of thousands of dollars in top prizes for contestants. We have an infrastructure which we refer to as the Bloodmoney Universe to develop this trend of playing video games for money through the establishment of financial gaming accounts for members which allow contestants to compete in multi-player tournaments 24 hours a day, against people from around the world.

We are unaware of any existing or probable government regulations which would have an adverse affect on the implementation of our current business plan. We are relying on American and Canadian legal opinions to ensure that our business falls within current government regulations in those jurisdictions.

Our network is a transactional platform that links game players to a network of Internet servers that are hosting play-for-pay tournaments. Our network allows Bloodmoney Universe members to convert money in their financial account into game credits and compete in these tournaments. Successful competitors receive a percentage of tournament entry fees automatically deposited into their accounts.

Our Bloodmoney Universe is organized to generate three core revenue streams: membership fees, play-for-pay network maintenance fees, and credit card processing fees. The Bloodmoney Universe is operational. To date, a minimal amount of money has been spent of marketing our products and services. Accordingly, traffic to our site has been limited. A breakdown of our revenue to date by core revenue stream is provided below.

The Bloodmoney Universe was launched on the internet in December 2000. As of the date of this registration statement, we have sponsored 12,933 pay for play tournaments. The majority of these tournaments have been demonstration tournaments. We have distributed $4,051.10 in entry fees for winning tournaments to date.

Membership Fees

Much like a sporting facility, we will provide a number of membership services for our members through the Bloodmoney Universe; higher paying members receive greater services such as lower credit card processing fees. The Bloodmoney Universe is a complete virtual world with a story line, characters, game information, links, shopping, music, etc. where members can accumulate, spend or cash out their credits. As of the date of this registration statement, we have not generated membership fees and have not yet accepted any paying members.

Network Maintenance Fees

One of our divisions, CYOP studios, manages the games and tournament servers in the Bloodmoney Universe. Members wishing to compete in tournaments of skill for money are charged a network maintenance fee each time they access a play-for-pay tournament. The network maintenance fee is split between CYOP Systems, game developers and game server operators. As of the date of this registration statement, we have generated $1,168.00 in network maintenance fees. Game developers will set a network maintenance fee for their game with higher profile games having a higher network maintenance fee. Our company will advertise the new games within the Bloodmoney Universe. We will enter into agreements with game developers and server operators to share in their network maintenance fees that are all transaction based. Our company earns 40% of network maintenance fees with game developers and game server operators each earning 30% of network maintenance fees.

Server operators have full control over their tournaments including establishing the entry fee. Our company, game developers and game server operators do not take a percentage of the total accumulated by the entry fee. This total gets disbursed to winners of the tournaments based on set distribution percentages.

As of the date of this registration statement, we have entered into ten letters of intent with game developers. These letters of intent will be replaced with agreements as our company is able to demonstrate its ability to attract player traffic.

Credit Card Processing Fees

Our transaction network receives credit card processing fees for every deposit of cash into a member's financial account. This e-commerce transactional network is also the backbone for additional ventures which stem from the Bloodmoney Universe. As of the date of this registration statement, we have generated $188.19 in credit card processing fees.

Non-Competitive Strategy

We are committed to the Linux open source movement, which allows our members to share and contribute to the development of games. Our members will have access to all information surrounding game development and game hosting. All resources are available to members except the technology behind our processing network.

We allow members to use our technology to become play-for-pay game developers and game server operators. This open source strategy creates new business and integrates and binds members to our transaction network.

We developed the Bloodmoney Universe as a new playing field for the growing number of people playing games on-line.

Distribution Methods of our Products and Services.
--------------------------------------------------

Our product of providing on-line access to pay-for-play video gaming is not distributed in the conventional sense. Rather, video gamers log on to our internet site and register at one of the membership levels to enter play. We expect that news of our unique site and pay-for-play concept will spread quickly through the on-line gaming community. We also propose to advertise at venues such as the computer game developers conference, electronic entertainment exposition and various on-line traditional video game sites. Word of mouth and our targeted marketing plan will effectively be the way our product is distributed.

(II)     COMPETITIVE BUSINESS CONDITIONS AND OUR POSITION IN OUR INDUSTRY

Video games have often been dismissed as a rudimentary form of entertainment - lacking the glitz and glamour of Hollywood and prime time television. But, over the past few years, the games industry has been growing faster than any other part of the entertainment business. In terms of revenues, it is now running neck-and-neck with the movie box office. Movies still make much more money once television sales, videos and licensing deals are included.

The video game industry can be segregated into three main technology areas: game developers, platform developers, and game server operators. Game developers create games to be played on different platforms such as those developed by Sony, Sega and Nintendo, on personal computers or on arcade machines. With the introduction of the Internet, games are now hosted on servers where players from around the world log in and play.

In a recent report by Forrester Research, "Pervasive Gaming Goes Mainstream", August, 2000, it was found that 80% of game companies expect broadband-connected consoles to be the dominant home game platform by 2003. The Forrester Report suggests that next generation consoles are on route to become "an entire home entertainment system, encompassing games to Web browsing to eCommerce."

Internet-enabled consoles are ushering in a new generation of interactive gaming with technology that utilizes the Internet to create new dimensions in interactive gaming and which will transform the entertainment industry. The report outlines three evolutionary changes in technology that will create pervasive gaming:

         1.      Platforms will connect to the Internet and control TVs.
         2.      Pipes will deliver content at the speed of Broadband.
         3.      People will seamlessly segue from playing games to watching TV.

These changes will force new business models within the industry such as subscription and pay-per-use revenue streams. Advertising revenue will also increase substantially as interactive media advances technologically. Estimates of retail, hardware, subscription/pay-per-use, advertising and product placement sales put total games revenue at near 30 billion dollars by 2005.

Target Market

The myth that most gamers are children also seems to defy the changing gaming demographics. In reality, nearly 75% of PC gamers are adults, with only 30% being under the age of 18. The Forrester Report indicates that 25% of the on-line population plays games on-line, 49% are women and 51% are men, and they have a median age of 39. On-line gamers generate an average yearly income of $49,000 US/year and play an average of 13 hours/week.

Industry Players

Console Developers

The video game industry has some giants that are a dominant force in the marketplace. Sega, Sony, and Nintendo dominate the game platform market with a projected 80% by 2003. Microsoft has recently entered the console market with its Xbox and may become a dominate player in the next few years.

Publishers/Game Developers

Electronic Arts, headquartered in Redwood City, California, is the world's leading interactive entertainment software company. Founded in 1982, Electronic Arts posted revenues of more than $1.2 billion for fiscal 1999. The company develops, publishes and distributes software worldwide for personal computers and video game systems such as the PlayStation(R) and Nintendo(R) 64.

Blizzard Entertainment(R) is a premier publisher of entertainment software. Since establishing the Blizzard label in 1994, the company has quickly become one of the most popular and well respected makers of computer games. With blockbuster hits including the Warcraft (R) series, the Diablo. series, and StarCraft., the company has enjoyed back-to-back number-one selling games, as well as consecutive Game of the Year awards. Blizzard Entertainment operates a free online game service, Battle.net(R); the largest in the world with millions of active users.

As a known leader in the industry and one of the world's leading developers of best selling software, id Software has forged frenetic titles such as Wolfenstein 3-D, DOOM, DOOM II, QUAKE, and QUAKE II. With intense graphics and mind-blowing adventure, id creates frenzied demands worldwide and continues to break retail and shareware sales records. id has proven itself to be genius at more than just software development. Using non-traditional means of product distribution, shareware channels, online services, and the Internet . id has helped to create a new way to market computer games. id's titles have become cultural phenomenon inspiring other developers while spawning mainstream licensing agreements for movie and book series . id games have been featured on prime time TV shows such as Friends and ER and in the movies The Net, Congo and Gross Point Blank.

Game Server Operators

On-line, multi-player games allow for the game player to link to game servers hosting the game. These game servers constitute any corporation or anyone with a server that wishes to host a game. Game server operators have not had a revenue generating model beyond providing a web portal where game players can log on and search for different games being hosted. The best estimate for the number of game servers today is the Championship League or CLQ which now monitors 218,660 servers and 10,830,173 players on-line.

Professional (for money) Video Game Leagues

Professional video gaming is a new concept that is gaining momentum within the video game industry. Two organizations have evolved to cultivate this new trend.

The Cyberathlete Professional League (CPL) was founded on June 26, 1997. The CPL is a computer gamer's league attempting to transform computer game competitions into a professional sport. The CPL attracts thousands of gamers to its live events and hundreds of thousands of spectators, both live and online. The CPL sets up physical local area network tournaments and receives sponsorship financing. Through its various sponsors, the CPL awards tournament winners as much as $150,000 in cash prizes. The CPL events feature: professional computer game tournaments, large spectator arenas, amateur local area network competitions, hardware and software exhibitions and occasionally a variety of workshops.

Online Athletes (OLA) is member-based professional game league. Members are charged a $25/year membership fee which gives them a registered server. The league monitors play and distributes cheques to top players each week based on performance.

CYOP Systems and the Video Game Industry

CYOP Systems is positioning itself as an asset to all industry players through its integrated transaction technology. The Bloodmoney Universe is a complete entertainment network where game players can access and play their favorite games for real money distributed to them via their electronic accounts.

Game console developers are creating web browser capabilities within their next generation systems that will enable players to connect to the Bloodmoney Universe.

Transaction technology within the Bloodmoney Universe creates a means by which game developers can create play-for-pay versions of their games. Developers can utilize the Bloodmoney Universe audience to market and promote their games.

CYOP Systems has created a new business model for game server operators. By simply hosting Bloodmoney Universe games from their server, anyone can host play-for-pay video games, generating a significant additional source of revenue.

Professional game leagues are limited to physical tournament settings or reliance on sponsorships for financing. The Bloodmoney Universe creates a 24 hour market of interactive video gaming where players enter tournaments through their own financial accounts and accumulate credits that can be converted back into cash.

As of the date of this prospectus, management is unaware of any other company which offers pay for play video gaming with the capacity to credit players in real time. Assuming that our pending patents are granted, other companies will be restricted from competing against the pay for play games offered through the Bloodmoney Universe. At present, the Bloodmoney Universe is in its start up phase. We have not yet established a competitive position within the video gaming industry and our ability to successfully compete in the future is dependent upon our receipt of funding for advertising, full product launch and further product development. It is likely we will receive competition from other companies offering online pay for play video gaming which falls outside of our pending patent protection. These competitors may utilize future off the shelf software systems or custom designed pay for play video software. Our business model is designed to provide financial incentives for game developers and server operators who may otherwise compete against our Company. However, the relative ease with which potential competitors may set up other pay for play internet sites will likely result in online competition.

How We Plan to Expand Our Business Model
----------------------------------------

The video game industry has many players. One of the biggest setbacks for talented game developers is finding a distribution channel to expose their games to a target market. As a solution for these developers, we have created a division, CYOP studios, to act as a distribution network within the

Bloodmoney Universe. Through our entertainment network CYOP studios will promote Bloodmoney Universe games. As of the date of this registration statement, only our in-house developed game Urban Mercenary is being promoted using the Bloodmoney Universe. There are not yet any independent game developers using the Bloodmoney Universe to promote their games.

We will also be developing Big Deal Mall as an on-line shopping network where members can use credits or cash to purchase products straight out of their financial game accounts. As of the date of this registration statement, the Big Deal Mall does not have any products offered. It is an online shopping network in concept only.

On-line shopping portals are numerous and it is difficult to create customer loyalty. As a product retailer accessing a specific, vertical market through an established membership base, management believes big deal mall possesses potential to profit and expand into other product categories through customer evaluation strategies. We are developing a licensing plan for big deal mall's on-line merchant processing technology allowing business to set up their own e-commerce system through our transaction network.

Our information technology oriented audience creates a unique position for us to enter the growing on-line education market with a strong focus on technical and game development courses. Know University is powered by our transaction network, offering fee and credit-based courses for members as well as the opportunity for members to create and host their own tutorials.

This self-evolving model similar to the philosophy of the entire entertainment network creates a knowledge exchange environment that expands into a wide variety of subjects. The Know University infrastructure will be licensed out to other on-line educators and institutions as a means to bring their content on-line.

We are launching into the on-line music industry with a unique sales and distribution model. The Music Thing is a promotion and distribution portal for digital media on-line that provides a simple and profitable means for artists to distribute their music and an easy way for members to obtain music and artist-related content.

As with all our ventures, the Music Thing will involve cross-marketing within our transaction network. The Music Thing is integrated to our network following subscription-based and direct purchase models. The backend technology will also be licensed out to record companies and labels as a business model for distribution of their content on-line.

The key to the success of our business plan is the development of a sense of community where members can interact, learn and be entertained. Our network is not just a portal to play games for money, although this service alone should generate members. We are a complete, self-evolving virtual world with a story-line, interactive chat features and clubs, comic strips, knowledge exchange, shopping network, and music and game downloads and distribution that are all interconnected through member's accounts.

There are no organizations currently operating in our Big Deal Mall, Know University or Music Thing business segments.

(III)    SOURCES AND AVAILABILITY OF RAW MATERIALS

The raw material for the development of our products comes from the imagination and intellect of our in-house software developers. These are the same individuals Moshpit has relied on in the development of its first play-for-pay online video game Urban Mercenary and for the development of our e-commerce transaction network. None of our product development is sourced to outside contractors or sub-contractors nor are we dependent on any other person or company for the supply of goods and services to continue the development of our products.

(VI)     REQUIREMENT OF GOVERNMENT APPROVAL

Most jurisdictions including Canada and the United States have legislation which regulates gambling activities. We have obtained legal opinions from American and Canadian legal counsel detailing American and Canadian gaming provisions and advising our management on which jurisdictions the operation of our interactive video game website is legal. Fundamentally, our interactive video game website and pay for play concept is legal because members compete in a contest of skill only and not a game of chance or a game of mixed skill and chance.

Patents, Trademarks and Licenses
--------------------------------

Our company's intellectual property lawyers have filed a patent application in the United States to obtain patent protection for our unique in-house developed software and unique pay for play platform. This invention relates to the field of online pay for play and/or pay for play game services generally and, more particularly, to the field of management of usage fees for those services. More generally, our invention relates to a system for offering pay for play and/or pay for play games online and more particularly to an efficient system for regulating and charging subscribers for the game services used.

(IV)     OUR PART TIME EMPLOYEES

We have 19 full time employees who are on contract with our company and who hold the following positions:

                     5     Programmers
                     1     President
                     1     3D Animator
                     1     Investor Relations
                     2     System Administrators
                     2     Marketing Representatives
                     1     Human Resource Manager
                     1     Tester
                     2     Project Managers
                     2     Web Designer/Graphic Artist
                     1     Accounting

OUR EXPENDITURES DURING THE LAST TWO FISCAL YEARS ON RESEARCH AND DEVELOPMENT ACTIVITIES

During the period October 1, 1999 (commencement of operations) to June 30, 2001, we incurred software development costs totalling $1,137,107.

                                PLAN OF OPERATION

In the three months ended June 30, 2001, we earned revenue of US$58,643 from website development. This is not our core business. We have been primarily focused on developing our product for market launch. Management has financed our operations to date. Management will continue to fund our operations through shareholders loans for the next 12 months or until such time as we are able to raise equity or debt financing privately, through a public listing, or until we have positive cash flow. We can satisfy our cash requirements solely from funds loaned by management for approximately 12 months. However, management is not under any contractual obligation to provide continued funding. We will spend approximately $2 million in additional capital in the next 12 months to maintain current operations at our current expenditure rate. Additional funds in the amount of $500,000 will be required for a complete launch of the Bloodmoney Universe including a full marketing budget.

We anticipate maintaining our staff of 19 persons during the next 12 months. We do not expect to acquire any material physical assets or significant equipment in the next 12 months. We will not be performing any significant research and development in the next 12 months as our pay for play software is complete and tested.

We launched our first pay-for-play online video game, Urban Mercenary in February, 2001. In March, 2001, the Company secured the Canadian Imperial Bank of Commerce as the Company's merchant account processor. Also in March, 2001, the Company hosted a trade booth at the Computer Gamers and Developers Conference (CDGC) in California. The Company signed seven letters of intent with game developers as a result of its exposure at the CDGC conference.

In June, 2001, we signed a licensing contract with Bingo.com. This contract calls for our company to provide front end game development and site management. It is also a licensing agreement under which Bingo.com will use our pay for play transaction software. Bingo.com has approximately 700,000 members playing bingo online. Bingo.com has devised a new format for bingo which is a skill based game and not a game of chance. The Bingo.com site will begin using CYOP's pay for play transaction software commencing in October, 2001.

The Company's agreement with Bingo.com generated revenue of US$58,643 for the fiscal quarter ended June 30, 2001. This revenue was from web site development which will be a sporadic source of revenue for the Company. This revenue has been treated as a software development cost expense recovery in the Company's June 30, 2001 financial statements. This treatment has been applied because the revenue received by the Company in the quarter ended June 30, 2001 was not considered revenue from the Company's core business. The Company's online video game Urban Mercenary is completely developed as is our pay for play transaction software. Our agreement with Bingo.com is the first which will demonstrate the effectiveness of our e-commerce pay for play platform with third party licensees.

Management will continue to fund the Company through shareholders' loans until such time as the Company is financially self supporting. Management of the Company will be aggressively seeking private financing to launch an aggressive marketing campaign for our pay for play network and our flagship video game Urban Mercenary.

In order for our Company to expand it's operations and realize profits from pay for play online video gaming a number of additional steps must be taken. We must continue to maintain and upgrade our software programs and our website. This is an ongoing month to month responsibility which is handled by our current staff members. Funds for this ongoing software maintenance have been budgeted and are covered by funds which are being loaned to our Company by management. In the future, the funds required for ongoing software maintenance will come from revenue from licensing fees or system maintenance fees from pay for play video gaming. Secondly, to increase our Company's exposure and attract players to our website we will be required to complete a full marketing launch of our Bloodmoney Universe. We anticipate that this marketing launch will cost approximately $500,000. Until we complete a marketing launch we cannot expect large volumes of players for our online pay for play video game. Revenues will be derived from licensing fees from third parties. We will also continue to pursue our pending patent applications in the United States. Patent protection will improve our competitive position in the online pay for play video gaming industry. We anticipate spending up to an additional $25,000 for costs associated with our patent applications. We anticipate it may take up to one year for our current patent applications to be granted.

                             DESCRIPTION OF PROPERTY

Office Premises
---------------

We maintain an office at Suite 300, 1286 Homer Street, Vancouver, British Columbia, Canada. This is leased office space of approximately 4,400 square feet which houses our current operations. Monthly lease payments on this office space are $10,400. We carry adequate insurance to protect our physical assets from loss and damage. These facilities are fully utilized and are adequate for our needs for the next 12 months.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 1, 1999, our former Chief Executive Officer and director, Mr. Keith Ebert, received 2,250,000 of our common shares valued at $0.001 per share ($2,250.00) in consideration for his services in helping to set up our company and for managing our operations.

On November 3, 2000 we acquired 100% of the issued and outstanding common shares of CYOP Systems Inc. The former shareholders of CYOP Systems Inc. now collectively own 9,000,000 of our 28,439,975 issued common shares or 31.6% of our company. Certain of the former shareholders of CYOP Systems Inc. are independently managed trusts. The following individuals are potential beneficiaries of the trusts in the event of a distribution of property:


NAME OF FORMER CYOP             NUMBER OF CYOP               NUMBER OF CYOP               NAME OF POTENTIAL
SYSTEMS INC. SHAREHOLDER        SYSTEMS INC.                 SYSTEMS INTERNATIONAL        BENEFICIAL OWNER
                                SHARES FORMERLY HELD         INCORPORATED SHARES
                                                             RECEIVED

Greenday Inc.                       8,000,000                    4,000,000                  Mitch White
Andrea Carley                       1,000,000                      500,000                  Andrea Carley
Mitch White                         1,000,000                      500,000                  Mitch White
Caska Trust                         2,500,000                    1,250,000                  Stephen White
Jazzco Trust                        2,500,000                    1,250,000                  A.J. Morand
Lancaster Estate Trust              3,000,000                    1,500,000                  Richard Gallo



Our President and Chief Executive Officer, Mr. Mitch White, has been the primary source of funding for the development of our wholly owned subsidiary, Moshpit Entertainment Inc. As of the date of this registration statement, Mr. White has advanced total proceeds of US$936,812 to Moshpit Entertainment Inc. as demand loans at 8.5% per annum. These loans are not secured by any of the assets of our company or its subsidiaries.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Present Public Market
------------------------

There is presently no public market for our common stock. We can provide no assurance that our shares will be traded on any public market in the future.

Holders of Our Common Stock
---------------------------

As of the date of this registration statement, we have 112 registered shareholders.

Dividends
---------

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

         (1) we would not be able to pay our debts as they become due in the usual course of business; or

         (2) our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Transfer Agent
--------------

Our transfer agent is The Nevada Agency and Trust Company of Suite 880, Bank of America Plaza, 50 West Liberty Street, Reno, Nevada, 89501.

                             EXECUTIVE COMPENSATION

Our President, C.E.O. and C.F.O., Mr. Mitch White, receives no cash compensation or compensation in any other form from our company. On November 1, 1999, our former C.E.O., Mr. Ebert received 2,250,000 of our common shares valued at $0.001 per share in consideration for his services in helping to set up our company and for managing our operations. Mr. Ebert will receive no additional compensation from our company for his services.

Mr. Stephen White and Mr. A.J. Morand who are the President and former Vice-President of our subsidiary, Moshpit Entertainment, respectively, received cash salaries of $38,500 each during the last fiscal year of Moshpit Entertainment.

                           SUMMARY COMPENSATION TABLE



                                                                             Long Term Compensation
----------------------------------------------------------------------------------------------------------------------
                                        Annual Compensation                    Awards            Payouts
----------------------------------------------------------------------------------------------------------------------
        (a)             (b)         (c)        (d)         (e)           (f)           (g)          (h)         (i)
----------------------------------------------------------------------------------------------------------------------
                                                          Other                                                 All
                                                         Annual       Restricted    Securities                  Other
 Name and Principal                                       Comp-         Stock       Underlying       LTIP       Comp-
      Position                    Salary      Bonus      ensation      Award(s)     Option/SARs    Payouts    ensation
                        Year        ($)        ($)         ($)           ($)           (#)          ($)         ($)
----------------------------------------------------------------------------------------------------------------------

Mitch White,          5            $0.00      $0.00       $0.00         $0.00           0          $0.00       $0.00
C.E.O., C.F.O.,       months
President and         ended
Director              July 31,
                      2001
----------------------------------------------------------------------------------------------------------------------



None of our directors are compensated for any services provided as a director. No amounts are paid to our directors for committee participation or special assignments. None of our directors are under consulting contracts or are in any other way compensated for their services.

Stock Option Grants
-------------------

We did not grant any stock options to any executive officers or directors during our most recent fiscal year ended December 31, 2000. We have not granted any stock options to any executive officers or directors since December 31, 2000.

Employment Agreements
---------------------

We do not have an employment or consulting agreement with Mr. Mitch White, our President, C.F.O. and director. Mr. White provides his services to us on an as needed basis. We do not pay any salary, consulting fee or other compensation to Mr. White.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Our audited financial statements for the year ended December 31, 2000 and the related statements of loss and deficit, stockholders deficiency and cash flows appearing in this prospectus, have been included herein in reliance on the report of Ellis Foster, Chartered Accountants, given on the authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS


                           CYOP SYSTEMS INTERNATIONAL
                           INCORPORATED & SUBSIDIARIES
                            (A development stage company)

                           Consolidated Financial Statements
                           (EXPRESSED IN U.S. DOLLARS)
                           June 30, 2001
                           (Unaudited)





                            INDEX
                            -----

                            Report of Independent Accountants

                            Consolidated Balance Sheets

                            Consolidated Statements of Stockholders' Deficiency

                            Consolidated Statements of Operations

                            Consolidated Statements of Cash Flows

                            Notes to Consolidated Financial Statements

MOORE STEPHENS
ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 737-8117  Facsimile: (604) 714-5916
E-Mail: generaldelivery@ellisfoster.bc.ca

--------------------------------------------------------------------------------

REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS

CYOP SYSTEMS INTERNATIONAL INCORPORATED
(A development stage company)


We have reviewed the accompanying consolidated balance sheet of CYOP Systems International Incorporated ("the Company") and subsidiaries as of June 30, 2001, the related consolidated statements of stockholders' equity for the six-month period then ended, and the consolidated statements of operations and cash flows for the three-month and the six-month periods then ended and the cumulative period from October 1, 1999 (commencement) to June 30, 2001. These consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements for them to be in conformity with generally accepted accounting principles in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have previously audited, in accordance with generally accepted auditing standards in the United States, the consolidated balance sheet as at December 31, 2000 and the related consolidated statements of operations, shareholders' equity and its cash flows for the cumulative period and the year then ended (not presented herein) and in our report dated June 4, 2001, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as at December 31, 2000 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


Vancouver, Canada                             "MOORE STEPHENS ELLIS FOSTER LTD."
September 18, 2001                                   Chartered Accountants

--------------------------------------------------------------------------------
[LOGO]

An independently owned and operated member of Moore Stephens North America Inc. Member in principal cities throughout North America. Moore Stephens North America Inc. is a member of Moore Stephens International Limited, members in principal cities throughout the world

CYOP SYSTEMS INTERNATIONAL INCORPORATED
& SUBSIDIARIES
(A development stage company)

Consolidated Balance Sheets
(Unaudited)
(EXPRESSED IN U.S. DOLLARS)


===========================================================================================================
                                                                             June 30            December 31
                                                                                2001                   2000
-----------------------------------------------------------------------------------------------------------
ASSETS

CURRENT
  Cash and cash equivalents                                              $     4,751            $    29,480
  Deposits (Note 4)                                                           27,006                  1,333
  Other receivable                                                            20,035                     --
  Refundable tax credits                                                      11,785                 16,808
  Demand loans, interest at 12% per annum and unsecured                      115,704                     --
  Prepaid expenses                                                            39,506                 49,659
-----------------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                         218,787                 97,280

FIXED ASSETS (NOTE 5)                                                        166,745                236,246

SOFTWARE DEVELOPMENT COSTS (NOTE 6)                                              100                    100
-----------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                             $   385,632            $   333,626
===========================================================================================================

LIABILITIES

CURRENT
  Bank overdraft                                                              16,816            $        --
  Demand loans (Note 7a and 8e)                                            1,474,217              1,177,805
  Accounts payable and accrued liabilities (Note 8a)                         751,401                433,062
  Short-term loan (Note 7b)                                                  226,388                     --
-----------------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                                  2,468,822              1,610,867
-----------------------------------------------------------------------------------------------------------

NATURE AND CONTINUANCE OF OPERATIONS  (NOTE 1)

COMMITMENTS (NOTE 9)

STOCKHOLDERS' (DEFICIENCY)

SHARE CAPITAL
  Authorized:
         100,000,000 shares of common stock with a par value
                       of $0.0001 per share
  Issued, allotted and outstanding:
          28,439,975 shares of common stock (2000 - 28,382,975)                2,844                  2,838

ADDITIONAL PAID-IN CAPITAL                                                   211,431                149,237

ACCUMULATED OTHER COMPREHENSIVE INCOME                                        16,649                 14,801

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                          (2,314,114)            (1,444,117)
-----------------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' (DEFICIENCY)                                          (2,083,190)            (1,277,241)
-----------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)                             385,632            $   333,626
===========================================================================================================



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

On behalf of the Board:

/s/Mitch White, Director
Mitch White, Director

MOORE STEPHENS ELLIS FOSTER LTD.

CYOP SYSTEMS INTERNATIONAL INCORPORATED
& SUBSIDIARIES

(A development stage company)

Consolidated Statements of Stockholders' Deficiency
Six-Month Period Ended June 30, 2001
(Unaudited)
(Expressed in U.S. Dollars)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Accumulated
                                                                                         Compre-                        other
                                                      Common Stock         Additional    hensive                      compre-
                                                  ---------------------     paid-in      income          Deficit      hensive
                                                  Shares         Amount     capital      (loss)      accumulated       income
------------------------------------------------------------------------------------------------------------------------------------
Recapitalization as a result of reverse
  acquisition (Note 3)                                  --      $  --      $     69    $   (67,863)    $ (66,465)   $  (1,398)
------------------------------------------------------------------------------------------------------------------------------------
Comprehensive income (loss)                                                                (67,863)
                                                                                       ===========

BALANCE, December 31, 1999                              --         --            69                      (66,465)      (1,398)

Shares issued for cash on
  February 29, 2000                             10,020,500      1,002         1,448                           --           --

Shares issued for services on
  February 29, 2000                              9,202,500        920         1,330                           --           --

Deficit accumulated as at November 3, 2000              --         --            --                      (14,401)          --

Recapitalization adjustment (Note 3)                    --                   (2,968)                      14,401           --
------------------------------------------------------------------------------------------------------------------------------------

BALANCE AFTER RECAPITALIZATION ADJUSTMENT       19,223,000      1,922          (121)                     (66,465)      (1,398)

Shares allotted for equity of shell
  in stock acquisition (Note 3)                  9,000,000        900       (10,601)            --            --           --

Shares allotted for cash on December 13, 2000      159,975         16       159,959             --            --           --

Other comprehensive income
- foreign currency translation adjustment               --         --            --         16,199            --       16,199

Comprehensive income
  - net (loss) for the period                           --         --            --     (1,377,652)   (1,377,652)          --
------------------------------------------------------------------------------------------------------------------------------------

Comprehensive income (loss)                                                            $(1,361,453)
                                                                                       ===========

BALANCE, December 31, 2000                      28,382,975      2,838       149,237                   (1,444,117)    $  14,801
------------------------------------------------------------------------------------------------------------------------------------

                                                         Total
                                                         Stock-
                                                       holders'
                                                    (deficiency)

Recapitalization as a result of reverse
  acquisition (Note 3)                              $   (67,794)
---------------------------------------------------------------
Comprehensive income (loss)

BALANCE, December 31, 1999                              (67,794)

Shares issued for cash on
  February 29, 2000                                       2,450

Shares issued for services on
  February 29, 2000                                       2,250

Deficit accumulated as at November 3, 2000              (14,401)

Recapitalization adjustment (Note 3)                     11,433
---------------------------------------------------------------
BALANCE AFTER RECAPITALIZATION ADJUSTMENT               (66,062)

Shares allotted for equity of shell
  in stock acquisition (Note 3)                          (9,701)

Shares allotted for cash on December 13, 2000           159,975

Other comprehensive income
- foreign currency translation adjustment                16,199

Comprehensive income
  - net (loss) for the period                        (1,377,652)
---------------------------------------------------------------

Comprehensive income (loss)

BALANCE, December 31, 2000                          $(1,277,241)
---------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

CYOP SYSTEMS INTERNATIONAL INCORPORATED
& SUBSIDIARIES
(A development stage company)

Consolidated Statements of Stockholders' Deficiency
Six-month Period Ended June 30, 2001
(Unaudited)
(Expressed in U.S. Dollars)


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Accumulated
                                                                                  Compre-                     other         Total
                                                  Common Stock     Additional     hensive                   compre-        Stock-
                                               ------------------     paid-in      income       Deficit     hensive      holders'
                                               Shares      Amount     capital      (loss)   accumulated      income  (deficiency)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 2000                   28,382,975    2,838      149,237                (1,444,117)     14,801   (1,277,241)

Shares allotted for cash at $1.00 per share      44,000        5       43,995                        --          --       44,000

Shares allotted for cash at $1.40 per share      13,000        1       18,199                        --          --       18,200

Other comprehensive income
  - foreign currency translation adjustment          --       --           --   $    1,848           --       1,848        1,848

Comprehensive income
  - net (loss) for the period                        --                           (869,997)    (869,997)         --     (869,997)
------------------------------------------------------------------------------------------------------------------------------------

Comprehensive income (loss)                                                     $ (868,149)
                                                                                ==========

Balance, June 30, 2001                       28,439,975   $2,844     $211,431                 $(2,314,114)    $16,649   $(2,083,190)
=============================================================================                 ======================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

CYOP SYSTEMS INTERNATIONAL INCORPORATED
& SUBSIDIARIES
(A development stage company)

Consolidated Statements of Operations
(Unaudited)
(EXPRESSED IN U.S. DOLLARS)



===============================================================================================================
                                                   Three Months              Six Months         Cumulative from
                                                          Ended                   Ended         October 1, 1999
                                                        June 30                 June 30              to June 30
                                                           2001                    2001                    2001
---------------------------------------------------------------------------------------------------------------

EXPENSES
  Accounting and audit                              $    10,938             $    25,084             $    89,482
  Advertising and promotion                              11,457                 100,615                 176,402
  Automobile                                             15,735                  29,656                  63,260
  Bank charges and interest (Note 8c)                    41,785                  67,696                 121,997
  Depreciation of fixed assets                            2,036                   3,690                  11,095
  Legal and other professional fees                      43,287                  73,852                 193,572
  Office and miscellaneous                               20,363                  46,459                 110,099
  Rent                                                   17,873                  34,659                  63,127
  Salaries and benefits                                  42,935                  74,711                 249,749
  Software development costs (Note 6)                    71,621                 358,859               1,137,107
  Telephone and bandwidth                                 4,159                   6,544                  22,780
  Travel                                                  5,133                   6,903                  21,241
  Foreign exchange (gain) loss                          (40,983)                  9,216                  22,150
---------------------------------------------------------------------------------------------------------------

OPERATING LOSS                                         (246,339)               (837,944)             (2,282,061)

Leasehold improvements write off                         31,725                  31,725                  31,725
Loss on disposal of fixed assets                            328                     328                     328
---------------------------------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                             $  (278,392)            $  (869,997)            $(2,314,114)
===============================================================================================================

LOSS PER SHARE
    Basic and diluted                               $     (0.01)            $     (0.03)
===============================================================================================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING
    Basic and diluted                                28,437,213              28,426,776
===============================================================================================================


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

CYOP SYSTEMS INTERNATIONAL INCORPORATED
& SUBSIDIARIES
(A development stage company)

Consolidated Statements of Cash Flows
(Unaudited)
(EXPRESSED IN U.S. DOLLARS)



====================================================================================================================================
                                                                             Three Months      Six Months      Cumulative from
                                                                                    Ended           Ended      October 1, 1999
                                                                                  June 30         June 30           to June 30
                                                                                     2001            2001                 2001
-------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
  Net (loss) for the period                                                   $  (278,392)    $  (869,997)         $(2,314,114)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    - depreciation of fixed assets                                                 17,200          33,739               76,471
    - fixed assets write off                                                       31,725          31,725               31,725
    - loss on disposal of fixed assets                                                328             328                  328
    - exchange (gain) loss on fixed assets                                         (8,149)          3,089                3,089
-------------------------------------------------------------------------------------------------------------------------------

                                                                                 (237,288)       (801,116)          (2,202,501)
  Changes in assets and liabilities:
    - deposits                                                                     (1,085)        (25,673)             (25,673)
    - other receivable                                                            (20,035)        (20,035)             (20,035)
    - refundable tax credits                                                       10,579           5,023              (11,785)
    - demand loans                                                               (115,704)       (115,704)            (115,704)
    - prepaid expenses                                                             (6,565)         10,153              (40,839)
    - accounts payable and accrued liabilities                                    158,961         318,339              743,432
-------------------------------------------------------------------------------------------------------------------------------

                                                                                 (211,137)       (629,013)          (1,673,105)
-------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES
  Capitalized software development costs                                               --              --                 (100)
  Disposal of fixed assets                                                          6,806           6,806                6,806
  Purchase of fixed assets                                                             --          (6,186)            (285,164)
-------------------------------------------------------------------------------------------------------------------------------

                                                                                    6,806             620             (278,458)
-------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
  Shares allotted for cash                                                         11,300          82,200              242,244
  Cancellation of shares allotted                                                 (20,000)        (20,000)             (20,000)
  Proceeds from demand loans                                                       68,880         296,412            1,474,217
  Proceeds from short-term loans                                                  226,388         226,388              226,388
-------------------------------------------------------------------------------------------------------------------------------

                                                                                  286,568         585,000            1,922,849
-------------------------------------------------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE ON FOREIGN CURRENCY TRANSLATION                           (85,487)          1,848               16,649
-------------------------------------------------------------------------------------------------------------------------------

DECREASE IN CASH AND CASH EQUIVALENTS                                              (3,250)        (41,545)             (12,065)

CASH AND CASH EQUIVALENTS (DEFICIENCY),
  beginning of period                                                              (8,815)         29,480                   --
-------------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS (DEFICIENCY), end of period                         $   (12,065)    $   (12,065)         $   (12,065)
===============================================================================================================================

CASH AND CASH EQUIVALENTS (DEFICIENCY)
  REPRESENTED BY:
  Cash                                                                        $     4,751     $     4,751          $     4,751
  Bank overdraft                                                                  (16,816)        (16,816)             (16,816)
-------------------------------------------------------------------------------------------------------------------------------

                                                                              $   (12,065)    $   (12,065)         $   (12,065)
===============================================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

CYOP SYSTEMS INTERNATIONAL INCORPORATED
& SUBSIDIARIES
(A development stage company)

Notes to Consolidated Financial Statements
June 30, 2001
(Unaudited)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

1.       NATURE AND CONTINUANCE OF OPERATIONS

         The Company was incorporated on October 29, 1999 in the name of Triple 8 Development Corporation under the laws of the State of Nevada to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada. The Company changed its name to CYOP Systems International Incorporated on October 30, 2000. On November 3, 2000, the Company acquired 100% of the issued and outstanding shares of CYOP Systems Inc., Barbados ("CYOP Barbados"). This transaction was accounted for as a reverse acquisition recapitalization (see Note 3). The efforts of the Company have been devoted to sales and marketing of multimedia transactional technology solutions and services on internet for the entertainment industry. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 7 "Accounting and Reporting by Development Stage Companies", the Company is deemed to be in the Development Stage.

         CYOP Barbados was incorporated under the laws of Barbados on June 20, 2000. CYOP Barbados is in the business of developing personal computer and console entertainment software designed to provide interactive online games, and development of multimedia transactional technology solutions and services on internet for the entertainment industry. On August 31, 2000, CYOP Barbados acquired 100% of the issued and outstanding shares of Moshpit Entertainment Inc., Canada ("Moshpit"), a company in the business of developing software for interactive online games incorporated under the laws of British Columbia, Canada. Both CYOP Barbados and Moshpit are considered to be in the development stage.

         These consolidated financial statements have been prepared using the generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has suffered recurring losses from operations and has a net capital deficiency. The ability of the Company to continue as a going concern is dependent upon many factors, including the ability of the Company to obtain financing to fund working capital requirements, the degree of competition encountered by the Company, technology risks, government regulation and general economic conditions. The Management's plan in this regard are to raise equity financing as required and keep abreast of the multimedia technology. These financial statements do not include any adjustments that might result from this uncertainty.

2.       SIGNIFICANT ACCOUNTING POLICIES

         (a)      Basis of Consolidation

                  These interim consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America, include the accounts of the Company and its subsidiaries CYOP Barbados and Moshpit.

MOORE STEPHENS ELLIS FOSTER LTD.

CYOP SYSTEMS INTERNATIONAL INCORPORATED
& SUBSIDIARIES
(A development stage company)

Notes to Consolidated Financial Statements
June 30, 2001
(Unaudited)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

2.       SIGNIFICANT ACCOUNTING POLICIES (continued)

         (a)      Basis of Consolidation (continued)

                  The consolidated balance sheets, as at June 30, 2001 and December 31, 2000 include the assets and liabilities of the Company, CYOP Barbados and Moshpit. The consolidated statements of operations for the three-month and the six-month periods ended June 30, 2001 and the cumulative period from October 1, 1999 (commencement) to June 30, 2001 include the operating results of the Company, CYOP Barbados and Moshpit for the periods and cumulative period then ended. Significant inter-company accounts and transactions have been eliminated.

         (b)      Basis of Presentation

                  These interim consolidated financial statements have been prepared using the same accounting policies and methods of their application as the most recent annual consolidated financial statements of the Company. These interim consolidated financial statements do not include all disclosures normally provided in the annual consolidated financial statements and should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 2000. In management's opinion, all adjustments necessary for fair presentation have been included in these interim consolidated financial statements. Interim results are not necessary indicative of the results expected for the fiscal year. Certain comparative figures have been reclassified to conform to the current period's presentation.

         (c)      Accounting Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

         (d)      Cash Equivalents

                  Cash equivalents usually consist of highly liquid investments which are readily convertible into cash with maturities of three months or less when purchased. As at June 30, 2001 and December 31, 2000, cash and cash equivalents consist of cash only.



MOORE STEPHENS ELLIS FOSTER LTD.

CYOP SYSTEMS INTERNATIONAL INCORPORATED
& SUBSIDIARIES
(A development stage company)

Notes to Consolidated Financial Statements
June 30, 2001
(Unaudited)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


2.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (e)      Fixed Assets

                  Fixed assets are recorded at historical cost. Depreciation is charged to earnings in amounts sufficient to allocate the costs over their estimated useful lives, as follows:



                      Audio and visual equipment          20% declining-balance basis
                      Computer hardware                   30% declining-balance basis
                      Computer software                  100% declining-balance basis
                      Office furniture and equipment      20% declining-balance basis
                      Leasehold improvements              20% straight-line basis


         (f)      Software Development Costs

                  Software development costs are charged to expenses as incurred.

         (g)      Advertising and Promotion

                  The Company expenses advertising and promotion costs as incurred. Total advertising and promotion costs charged to expenses for the six months ended June 30, 2001 amounted to $100,615.

         (h)      Foreign Currency Transactions

                  The Company and CYOP Barbados maintain their accounting records in their functional currency (i.e., US dollars). Foreign currency transactions are translated into their functional currency in the following manner.

                  At the transaction date, each asset, liability, revenue and expense is translated into the functional currency by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are translated into the functional currency by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

         (i)      Foreign Currency Translations

                  Assets and liabilities of Moshpit, whose functional currency is Canadian dollars, are translated into U.S. dollars at exchange rates in effect at the balance sheet date. Revenues and expenses are translated at the average exchange rate. Gain and losses from such translations are included in stockholders' equity, as a component of other comprehensive income.

MOORE STEPHENS ELLIS FOSTER LTD.

CYOP SYSTEMS INTERNATIONAL INCORPORATED
& SUBSIDIARIES
(A development stage company)

Notes to Consolidated Financial Statements
June 30, 2001
(Unaudited)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


2.       SIGNIFICANT ACCOUNTING POLICIES (continued)

         (j)      Income Taxes

                  The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The effect on deferred income tax assets and liabilities of a change in income tax rates is included in the period that includes the enactment date.

         (k)      Impairment

                  Certain long-term assets of the Company are reviewed when changes in circumstances require as to whether their carrying value has become impaired, pursuant to guidance established in Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. If impairment is deemed to exist, the assets will be written down to fair value.

         (l)      Comprehensive Income

                  The Company has adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its consolidated Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. SFAS NO. 130 did not change the current accounting treatments for components of comprehensive income.

         (m)      Financial Instruments and Concentration of Risks

                  Fair value of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

MOORE STEPHENS ELLIS FOSTER LTD.

CYOP SYSTEMS INTERNATIONAL INCORPORATED
& SUBSIDIARIES
(A development stage company)

Notes to Consolidated Financial Statements
June 30, 2001
(Unaudited)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

2.       SIGNIFICANT ACCOUNTING POLICIES (continued)

         (m)      Financial Instruments and Concentration of Risks (continued)

                  The carrying value of cash and cash equivalents, deposits, other receivable, refundable tax credits, demand loans receivable, bank overdraft, demand loans payable, accounts payable and accrued liabilities and short-term loans approximate their fair values because of the short-term maturity of these instruments.

                  Moshpit is operating in Canada, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Canadian dollars.

                  Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash, the balances of which are stated on the balance sheet. The Company places its cash in high credit quality financial institutions. The Company does not require collateral or other security to support financial instruments subject to credit risk.

         (n)      Reporting on Costs of Start-Up Activities

                  The Company has adopted the Statement of Position 98-5 ("SOP 98-5") "Reporting on the Costs of Start-Up Activities" issued by the American Institute of Certified Public Accountants on the financial reporting of start-up costs and organization costs. It requires costs to be expensed as incurred.

                  The Company charged all start-up costs to expenses as incurred.

         (o)      Accounting for Derivative Instruments and Hedging Activities

                  The Company has adopted SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" issued by the Financial Accounting Standards Board. SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

MOORE STEPHENS ELLIS FOSTER LTD.

CYOP SYSTEMS INTERNATIONAL INCORPORATED
& SUBSIDIARIES
(A development stage company)

Notes to Consolidated Financial Statements
June 30, 2001
(Unaudited)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

2.       SIGNIFICANT ACCOUNTING POLICIES (continued)

         (p)      Net Income (Loss) Per Share

                  Basic net income (loss) per share are computed using the weighted-average number of shares of common stock outstanding during the period. Diluted net income (loss) per share incorporate the incremental shares issuable upon the assumed exercise of stock options and other dilutive securities. Convertible loan and option to purchase 45,000 shares of common stock outstanding during the three-month and six-month period ended June 30, 2001 were not included in the net income
                  (loss) per share computation, as the effect of including them would be anti-dilutive.

         (q)      Stock-based Compensation

                  The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-based Compensation". SFAS 123 encourages, but does not require, companies to adopt a fair value based method for determining expense related to stock-based compensation. The Company accounts for stock-based compensation issued to employees and directors using the intrinsic value method as prescribed under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations.

3.       ACQUISITION OF CYOP SYSTEMS INC., BARBADOS

         On November 3, 2000, the Company acquired 100% of the issued and outstanding common shares of CYOP Barbados. As the Company was a non-operating shell company, the transaction resulted in the management of CYOP Barbados having effective operating control of the combined company, with the shareholders of the Company continuing only as passive investors. Accounting principles applicable to reverse acquisition recapitalization have been applied to record this transaction. Under this basis of accounting, CYOP Barbados has been identified as the acquirer and, accordingly, the combined company is considered to be a continuation of the operations of CYOP Barbados with the net liabilities of the Company deemed to have been assumed by CYOP Barbados.

         The net liabilities of the Company assumed by CYOP Barbados are summarized as follows:

         ---------------------------------------------------

         Current assets                         $     2,399
         Current liabilities                        (12,100)
         ---------------------------------------------------

         Net liabilities assumed                $    (9,701)
         ===================================================

4.       DEPOSITS

         The deposits are interest bearing at 4.2% per annum, and are hypothecated for merchant visa accounts.

MOORE STEPHENS ELLIS FOSTER LTD.

CYOP SYSTEMS INTERNATIONAL INCORPORATED
& SUBSIDIARIES
(A development stage company)

Notes to Consolidated Financial Statements
June 30, 2001
(Unaudited)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

5.       FIXED ASSETS

         -----------------------------------------------------------------------
                                                     June 30, 2001
         -----------------------------------------------------------------------
                                                       Accumulated      Net book
                                                Cost  depreciation         Value
         -----------------------------------------------------------------------

         Audio and visual equipment         $ 22,207      $  4,222      $ 17,985
         Computer hardware                   199,861        60,371       139,490
         Computer software                     3,251         2,240         1,011
         Office furniture and equipment        9,891         1,632         8,259
         -----------------------------------------------------------------------

         Total                              $235,210      $ 68,465      $166,745
         =======================================================================

         -----------------------------------------------------------------------
                                                   December 31, 2000
         -----------------------------------------------------------------------
                                                       Accumulated      Net book
                                                Cost  depreciation         Value
         -----------------------------------------------------------------------



         Audio and visual equipment        $  22,411      $  2,241      $ 20,170
         Computer hardware                   204,682        33,549       171,133
         Computer software                     3,280         1,640         1,640
         Office furniture and equipment        9,982         1,043         8,939
         Leasehold improvements               38,182         3,818        34,364
         -----------------------------------------------------------------------

         Total                             $ 278,537      $ 42,291      $236,246
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------


         For the six months ended June 30, 2001, depreciation expenses of $33,739 were charged to expenses.

6.       Software Development Costs

         -----------------------------------------------------------------------
                                                           June 30   December 31
                                                              2001          2000
         -----------------------------------------------------------------------

         Balance, beginning of period                     $    100    $     100
         Salaries and benefits                             387,453      715,198
         Depreciation on fixed assets                       30,049       33,622
         Expense recoveries                                (58,643)          --
         -----------------------------------------------------------------------

                                                           358,959      748,920
         Software development costs charged to expenses   (358,859)    (748,820)
         -----------------------------------------------------------------------

         Balance, end of period                          $     100    $     100
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------

MOORE STEPHENS ELLIS FOSTER LTD.

CYOP SYSTEMS INTERNATIONAL INCORPORATED
& SUBSIDIARIES
(A development stage company)

Notes to Consolidated Financial Statements
June 30, 2001
(Unaudited)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


7.       LOANS



         (a)      Demand loans

                  --------------------------------------------------------------------------------------------------------
                                                                                              June 30          December 31
                                                                                                 2001                 2000
                  --------------------------------------------------------------------------------------------------------
                  i.     Interest at the Bank of Montreal's prime lending
                         rate of 6.0% plus 1.5% per annum and unsecured:
                         - Mitchell White - director: Cdn$1,122,493                      $    725,054          $   428,642
                           (2000:Cdn$643,048)
                         - Greenday Inc. - shareholder                                        296,487              296,487
                         - Cyber Roads Inc.                                                   178,519              178,519
                         - Tapijkabouter BV                                                    99,157               99,157
                  --------------------------------------------------------------------------------------------------------
                                                                                            1,299,217            1,002,805

                  ii.    Interest at the Hongkong Bank of Canada's
                         prime lending rate of 6.0% plus 1% per annum and
                         unsecured:
                         - Ameera Group Inc.                                                   75,000               75,000

                  iii.     Non-interest bearing and unsecured:
                         - Tapijkabouter BV                                                   100,000              100,000
                  --------------------------------------------------------------------------------------------------------

                                                                                         $  1,474,217          $ 1,177,805
                  ========================================================================================================


         (b)      Short-term loan

                  --------------------------------------------------------------------------------------------------------
                                                                                              June 30          December 31
                                                                                                 2001                 2000
                  --------------------------------------------------------------------------------------------------------
                  i.     Interest at 40% per annum, due on July 25, 2001,
                         convertible to 20,000 shares of common stock of the
                         Company at due date:
                         - Kornfeld MacOff (Cdn$25,000)                                  $     16,513          $       --

                  ii.    Interest at 10% per annum, due on June 1, 2002:
                         - RedRuth Ventures                                                   209,875                  --
                  --------------------------------------------------------------------------------------------------------

                                                                                         $    226,388          $       --
                  ========================================================================================================



MOORE STEPHENS ELLIS FOSTER LTD.

CYOP SYSTEMS INTERNATIONAL INCORPORATED
& SUBSIDIARIES
(A development stage company)

Notes to Consolidated Financial Statements
June 30, 2001
(Unaudited)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


8.       RELATED PARTY TRANSACTIONS

         Related party transactions not disclosed elsewhere in the consolidated financial statements are as follows:

         (a) Accounts payable and accrued liabilities include $73,342 interest accrued to a director and a shareholder of the Company.

         (b) Accounting fees of $10,338 were paid to a company controlled by individuals related to a director of the Company and were charged to expenses.

         (c) Interest expenses of $33,059 were accrued to a director and a shareholder of the Company and were charged to expenses.

         (d) Professional fees of $5,000 were paid to an individual related to a director of the Company and were charged to expenses.

         (e) Demand loans include $1,021,541 due to a director and a shareholder of the Company. These demand loans bear interests at the Bank of Montreal's prime lending rate of 6.0% plus 1.5% per annum and are unsecured (see Note 7ai).

9.       COMMITMENTS

         (a) Moshpit has entered into lease contracts for automobiles and computer equipment with minimum lease payments for the year ending December 31st, as follows:

                           -------------------------------------
                           2001                      $  35,135
                           2002                         92,938
                           2003                         81,759
                           2004                         20,351
                           -------------------------------------

                           Total                     $ 230,183
                           =====================================


         (b) The Company has entered into contracts with service providers to pay for the services received partly by cash and partly by issuance of common stock of the Company when the common stock are freely trading in the equity market. As at June 30, 2001, 33,705 shares of common stock of the Company are to be issued for services received.

MOORE STEPHENS ELLIS FOSTER LTD.

CYOP SYSTEMS INTERNATIONAL INCORPORATED
& SUBSIDIARIES
(A development stage company)

Notes to Consolidated Financial Statements
June 30, 2001
(Unaudited)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

10.      INCOME TAXES

         (a) A reconciliation of the statutory income tax to the Company's effective income tax rate is as follows:


                  ----------------------------------------------
                  Statutory income tax rate                15%
                  Tax losses not benefited                (15%)
                  ----------------------------------------------

                  Effective income tax rate                --
                  ==============================================

         (b) The tax effect of temporary differences that give rise to the Company's deferred tax assets (liabilities) are as follows:



                  -----------------------------------------------------------------------------------------
                  Undepreciated capital cost of capital assets over their net book value       $   20,000

                  Estimated tax loss carryforwards                                                969,000

                  Less: valuation allowance                                                      (989,000)
                  -----------------------------------------------------------------------------------------

                                                                                               $       --
                  =========================================================================================



                  The valuation allowance reflects the Company's estimate that the tax assets, more likely than not, will not be realized.

                  As at June 30, 2001, the Company has non-capital losses of approximately $2,176,000 which can be carried forward for tax purposes and are available to reduce taxable income of future years. The non-capital losses expire commencing in 2006 through 2008.

11.      STOCK OPTION

         On May 8, 2001, the Company granted a stock option to a service provider to acquire 25,000 shares of common stock at a price of US$1 per share. The stock option expires on May 9, 2004.

MOORE STEPHENS ELLIS FOSTER LTD.

CYOP SYSTEMS INTERNATIONAL INCORPORATED
& SUBSIDIARIES
(A development stage company)

Notes to Consolidated Financial Statements
June 30, 2001
(Unaudited)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


12.      SEGMENTED INFORMATION

         (a)      Industry Information

                  The Company operates in one reportable operating segment, being in the developing and providing multimedia transactional technology solutions and services on internet for the entertainment industry.

         (b)      Geographic Information

                  All the Company's operations and fixed assets are located in Canada.

13.      SUBSEQUENT EVENTS

         The short-term loan of $16,513 (Cdn$25,000) due on July 25, 2001 was extended to January 25, 2002 with interest rate at 40% per annum, convertible to 20,000 shares of common stock of the Company at due date (Note 7bi).

14.      COMPARATIVE FIGURES

         Certain 2000 comparative figures have been reclassified to conform with the financial statement presentation adopted for 2001.


MOORE STEPHENS ELLIS FOSTER LTD.

                   CYOP SYSTEMS INTERNATIONAL INCORPORATED & SUBSIDIARIES (formerly Triple 8 Development Corporation) (A development stage company)

                   Consolidated Financial Statements
                   (EXPRESSED IN U.S. DOLLARS)
                   December 31, 2000 and 1999



                   INDEX

                   Report of Independent Accountants

                   Consolidated Balance Sheets

                   Consolidated Statement of Stockholders' Deficiency

                      Consolidated Statements of Operations

                      Consolidated Statements of Cash Flows

                   Notes to Consolidated Financial Statements

MOORE STEPHENS ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 734-1112  Facsimile: (604) 714-5916
E-Mail: generaldelivery@ellisfoster.bc.ca

--------------------------------------------------------------------------------


REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS

CYOP SYSTEMS INTERNATIONAL INCORPORATED
 (formerly Triple 8 Development Corporation)
(A development stage company)


We have audited the consolidated balance sheets of CYOP SYSTEMS INTERNATIONAL INCORPORATED AND SUBSIDIARIES (formerly Triple 8 Development Corporation) ("the Company") (a development stage company) as at December 31, 2000 and 1999, the related consolidated statements of stockholders' deficiency for the years then ended, and the consolidated statements of operations and cash flows for the cumulative period from October 1, 1999 (commencement) to December 31, 2000, the year ended December 31, 2000 and the period ended from October 1, 1999 (commencement) to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and 1999 and the results of its operations and its cash flows for the cumulative period from October 1, 1999 (commencement) to December 31, 2000, the year ended December 31, 2000 and the period ended from October 1, 1999 (commencement) to December 31, 1999 in conformity with generally accepted accounting principles in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada                           "MOORE STEPHENS ELLIS FOSTER LTD."
June 4, 2001                                         Chartered Accountants


Moore Stephens North America, Inc. is a member of Moore Stephens International Limited, members in principal cities throughout the world.

-------------------------------------------------------------------------------
MSAn independently owned and operated member of Moore Stephens North America, Inc. Members in principal cities throughout North America.
-------------------------------------------------------------------------------

MOORE STEPHENS ELLIS FOSTER LTD.
CYOP SYSTEMS INTERNATIONAL INCORPORATED
& SUBSIDIARIES
(formerly Triple 8 Development Corporation)
(A development stage company)

Consolidated Balance Sheets
December 31, 2000 and 1999
(EXPRESSED IN U.S. DOLLARS)

----------------------------------------------------------------------------------------------------
                                                                      2000                     1999
----------------------------------------------------------------------------------------------------

ASSETS

CURRENT
  Cash and cash equivalents                              $          29,480        $          55,765
  Refundable tax credits                                            16,808                    1,069
  Prepaid expenses and deposit                                      50,992                       --
---------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                97,280                   56,834

FIXED ASSETS (Note 3)                                              236,246                   10,095

SOFTWARE DEVELOPMENT COSTS (Note 4)                                    100                      100
---------------------------------------------------------------------------------------------------

TOTAL ASSETS                                             $         333,626        $          67,029
===================================================================================================

LIABILITIES

CURRENT
  Demand loans (Note 6 and 7e)                           $       1,177,805        $         129,006
  Accounts payable and accrued liabilities (Note 7a)               433,062                    5,817
---------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                        1,610,867                  134,823
---------------------------------------------------------------------------------------------------

NATURE AND CONTINUANCE OF OPERATIONS  (Note 1)

COMMITMENTS (Note 8)

CONTINGENCIES (Note 13)

STOCKHOLDERS' (DEFICIENCY)

SHARE CAPITAL
  Authorized:
  100,000,000 common shares with a par value of
  $0.0001 per share
  Issued and outstanding:
            23,382,975 common shares (1999 - Nil)                    2,838                       --

ADDITIONAL PAID-IN CAPITAL                                         149,237                       69

ACCUMULATED OTHER COMPREHENSIVE INCOME                              14,801                   (1,398)

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                (1,444,117)                 (66,465)
----------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' (DEFICIENCY)                                (1,277,241)                 (67,794)
----------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)         $         333,626        $          67,029
====================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

CYOP SYSTEMS INTERNATIONAL INCORPORATED AND SUBSIDIARIES (formerly Triple 8 Development Corporation) (A development stage company)

Consolidated Statement of Stockholders' Deficiency
(EXPRESSED IN U.S. DOLLARS)

----------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Compre-
                                                               Common stock                 Additional             hensive
                                                       ------------------------------          paid-in              income
                                                          Shares         Amount                capital              (loss)
----------------------------------------------------------------------------------------------------------------------------

Recapitalization as a result of reverse
  acquisition (Note 5)                                            --    $         --    $         69    $        (67,863)
----------------------------------------------------------------------------------------------------------------------------

Comprehensive income (loss)                                                                                      (67,863)
                                                                                                          ===============

BALANCE, December 31, 1999                                        --              --              69

Shares issued for cash on February 29, 2000               10,020,500           1,002           1,448

Shares issued for services on
  February 29, 2000                                        9,202,500             920           1,330

Deficit accumulated as at November 3, 2000                        --              --              --

Recapitalization adjustment (Note 5)                              --                          (2,968)
----------------------------------------------------------------------------------------------------------------------------

BALANCE AFTER RECAPITALIZATION ADJUSTMENT                 19,223,000           1,922            (121)

Shares allotted for equity of shell
  in stock acquisition (Note 5)                            9,000,000             900         (10,601)                 --

Shares allotted for cash on December 13, 2000                159,975              16         159,959                  --

Other comprehensive income
- foreign currency translation adjustment                         --              --              --              16,199

Comprehensive income
  - net (loss) for the period                                     --              --              --          (1,377,652)
----------------------------------------------------------------------------------------------------------------------------

Comprehensive income (loss)                                                                             $     (1,361,453)
                                                                                                     ====================

BALANCE, December 31, 2000                                28,382,975    $      2,838    $    149,237
=====================================================================================================

----------------------------------------------------------------------------------------------------------
                                                                           Accumulated
                                                                                 other              Total
                                                                               compre-             Stock-
                                                            Deficit            hensive           holders'
                                                        accumulated             income       (deficiency)
----------------------------------------------------------------------------------------------------------

Recapitalization as a result of reverse
  acquisition (Note 5)                              $      (66,465)     $      (1,398)    $      (67,794)
----------------------------------------------------------------------------------------------------------

Comprehensive income (loss)

BALANCE, December 31, 1999                                 (66,465)            (1,398)           (67,794)

Shares issued for cash on February 29, 2000                      --                 --              2,450

Shares issued for services on
  February 29, 2000                                              --                 --              2,250

Deficit accumulated as at November 3, 2000                 (14,401)                 --           (14,401)

Recapitalization adjustment (Note 5)                         14,401                 --             11,433
----------------------------------------------------------------------------------------------------------

BALANCE AFTER RECAPITALIZATION ADJUSTMENT                  (66,465)            (1,398)           (66,062)

Shares allotted for equity of shell
  in stock acquisition (Note 5)                                  --                 --            (9,701)

Shares allotted for cash on December 13, 2000                    --                 --            159,975

Other comprehensive income
- foreign currency translation adjustment                        --             16,199             16,199

Comprehensive income
  - net (loss) for the period                           (1,377,652)                --        (1,377,652)
----------------------------------------------------------------------------------------------------------

Comprehensive income (loss)

BALANCE, December 31, 2000                          $   (1,444,117)     $       14,801    $   (1,277,241)
==========================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

CYOP SYSTEMS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
(formerly Triple 8 Development Corporation)
(A development stage company)

Consolidated Statements of Operations
(EXPRESSED IN U.S. DOLLARS)

---------------------------------------------------------------------------------------------------------------------------

                                                            Cumulative from                                October 1, 1999
                                                            October 1, 1999                    Year          (commencement
                                                                         to                   ended      of operations) to
                                                                December 31             December 31            December 31
                                                                       2000                    2000                   1999
---------------------------------------------------------------------------------------------------------------------------

EXPENSES
  Accounting and audit                                      $        64,398        $         64,398        $            --
  Advertising and promotion                                          75,787                  70,805                  4,982
  Automobile                                                         33,604                  33,604                     --
  Bank charges and interest (Note 7d)                                54,301                  50,813                  3,488
  Depreciation of fixed assets                                        7,405                   7,380                     25
  Legal and other professional fees                                 119,720                 119,720                     --
  Office and miscellaneous                                           50,190                  50,190                     --
  Rent                                                               28,468                  28,468                     --
  Repairs and maintenance                                             5,263                   5,263                     --
  Salaries and benefits                                             175,038                 147,217                 27,821
  Software development costs (Note 4)                               778,248                 748,820                 29,428
  Telephone and bandwidth                                            16,236                  15,515                    721
  Training                                                            8,187                   8,187                     --
  Travel                                                             14,338                  14,338                     --
  Foreign exchange loss                                              12,934                  12,934                     --
---------------------------------------------------------------------------------------------------------------------------

NET (LOSS) FOR THE PERIOD                                   $    (1,444,117)       $     (1,377,652)        $      (66,465)
===========================================================================================================================

(LOSS) PER SHARE                                                                   $          (0.07)        $           --
===========================================================================================================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING
    Basic and diluted                                                                    20,682,124             19,223,000
===========================================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

CYOP SYSTEMS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
(formerly Triple 8 Development Corporation)
(A development stage company)

Consolidated Statements of Cash Flows
(EXPRESSED IN U.S. DOLLARS)

------------------------------------------------------------------------------------------------------------------------------

                                                                Cumulative from                               October 1, 1999
                                                                October 1, 1999                  Year           (commencement
                                                                             to                 ended        of operation) to
                                                                    December 31           December 31             December 31
                                                                           2000                  2000                    1999
------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
  Net (loss) for the period                                    $    (1,444,117)      $    (1,377,652)        $       (66,465)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    - depreciation of fixed assets                                       42,732                41,002                   1,730
------------------------------------------------------------------------------------------------------------------------------

                                                                    (1,401,385)           (1,336,650)                (64,735)
  Changes in assets and liabilities:
    - refundable tax credits                                           (16,808)              (15,739)                 (1,069)
    - prepaid expenses and deposit                                     (50,992)              (50,992)                      --
    - accounts payable and accrued liabilities                          425,093               419,276                   5,817
------------------------------------------------------------------------------------------------------------------------------

                                                                    (1,044,092)             (984,105)                (59,987)
------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES
  Capitalized software development costs                                  (100)                    --                   (100)
  Purchase of fixed assets                                            (278,978)             (267,153)                (11,825)
------------------------------------------------------------------------------------------------------------------------------

                                                                      (279,078)             (267,153)                (11,925)
------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Shares issued for cash                                                160,044               159,975                      69
  Proceeds from demand loans                                          1,177,805             1,048,799                 129,006
------------------------------------------------------------------------------------------------------------------------------

                                                                      1,337,849             1,208,774                 129,075
------------------------------------------------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE ON FOREIGN
  CURRENCY TRANSLATION                                                   14,801                16,199                 (1,398)
------------------------------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                       29,480              (26,285)                  55,765

CASH AND CASH EQUIVALENTS,
  beginning of period                                                        --                55,765                      --
------------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of period                       $         29,480      $         29,480        $         55,765
==============================================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

CYOP SYSTEMS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
(formerly Triple 8 Development Corporation)
(A development stage company)

Notes to Consolidated Financial Statements
December 31, 2000 and 1999
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

1.       NATURE AND CONTINUANCE OF OPERATIONS

         The Company was incorporated under the laws of the State of Nevada to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada. The Company changed its name to CYOP Systems International Incorporated on October 30, 2000. On November 3, 2000, the Company acquired 100% of the issued and outstanding shares of CYOP Systems Inc., Barbados ("CYOP Barbados"). This transaction was accounted for as a reverse acquisition recapitalization (see Note 5). The efforts of the Company have been devoted to sales and marketing of multimedia transactional technology solutions and services on internet for the entertainment industry. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 7 "Accounting and Reporting by Development Stage Companies", the Company is deemed to be in the Development Stage.

         CYOP Barbados was incorporated under the laws of Barbados on June 20, 2000. CYOP Barbados is in the business of developing personal computer and console entertainment software designed to provide interactive online games, and development of multimedia transactional technology solutions and services on internet for the entertainment industry. On August 31, 2000, CYOP Barbados acquired 100% of the issued and outstanding shares of Moshpit Entertainment Inc., Canada ("Moshpit"), a development stage company in the business of developing software for interactive online games incorporated under the laws of British Columbia, Canada. Both CYOP Barbados and Moshpit are considered to be in the development stage.

         These consolidated financial statements have been prepared using the generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has suffered recurring losses from operations and has a net capital deficiency. The ability of the Company to continue as a going concern is dependent upon many factors, including the ability of the Company to obtain financing to fund working capital requirements, the degree of competition encountered by the Company, technology risks, government regulation and general economic conditions. The Management's plan in this regard are to raise equity financing as required and keep abreast of the multimedia technology. These financial statements do not include any adjustments that might result from this uncertainty.

CYOP SYSTEMS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
(formerly Triple 8 Development Corporation)
(A development stage company)

Notes to Consolidated Financial Statements
December 31, 2000 and 1999
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------
2.       SIGNIFICANT ACCOUNTING POLICIES

         (a)      Basis of Consolidation

                  These consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States, include the accounts of the Company and its subsidiaries CYOP Barbados and Moshpit.

                  The consolidated balance sheets, as at December 31, 2000 and 1999 includes the assets and liabilities of the Company, CYOP Barbados and Moshpit. The consolidated statement of operations for the cumulative period from October 1, 1999 (commencement) to December 31, 2000, the year ended December 31, 2000 and the period ended from October 1, 1999 (commencement) to December 31, 1999 include the operating results of the Company, CYOP Barbados and Moshpit for the cumulative period and years then ended. Significant inter-company accounts and transactions have been eliminated.

         (b)      Accounting Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

         (c)      Cash Equivalents

                  Cash equivalents usually consist of highly liquid investments which are readily convertible into cash with maturities of three months or less when purchased. As at December 31, 2000 and 1999, cash and cash equivalents consist of cash only.

         (d)      Fixed Assets

                  Fixed assets are recorded at historical cost. Depreciation is charged to earnings in amounts sufficient to allocate the costs over their estimated useful lives, as follows:

                  Audio and visual equipment 20% declining-balance basis Computer hardware 30% declining-balance basis Computer software 100% declining-balance basis Office furniture and equipment 20% declining-balance basis Leasehold improvements 20% straight-line basis

CYOP SYSTEMS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
(formerly Triple 8 Development Corporation)
(A development stage company)

Notes to Consolidated Financial Statements
December 31, 2000 and 1999
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

2.       SIGNIFICANT ACCOUNTING POLICIES (continued)

         (e)      Software Development Costs

                  Software development costs are charged to expenses as incurred.

         (f)      Advertising and Promotion

                  The Company expenses advertising and promotion costs as incurred. Total advertising and promotion costs charged to expenses for the year ended December 31, 2000 amounted to $70,805 (1999 - $4,982).

         (g)      Foreign Currency Transactions

                  The Company and CYOP Barbados maintain their accounting records in their functional currency (i.e., US dollars). Foreign currency transactions are translated into their functional currency in the following manner.

                  At the transaction date, each asset, liability, revenue and expense is translated into the functional currency by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are translated into the functional currency by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

         (h)      Foreign Currency Translations

                  Assets and liabilities of Moshpit, whose functional currency is Canadian dollars, are translated into U.S. dollars at exchange rates in effect at the balance sheet date. Revenues and expenses are translated at the average exchange rate. Gain and losses from such translations are included in stockholders' equity, as a component of other comprehensive income.

         (i)      Income Taxes

                  The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The effect on deferred income tax assets and liabilities of a change in income tax rates is included in the period that includes the enactment date.

CYOP SYSTEMS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
(formerly Triple 8 Development Corporation)
(A development stage company)

Notes to Consolidated Financial Statements
December 31, 2000 and 1999
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------
2.       SIGNIFICANT ACCOUNTING POLICIES (continued)

         (j)      Impairment

                  Certain long-term assets of the Company are reviewed when changes in circumstances require as to whether their carrying value has become impaired, pursuant to guidance established in Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value.

         (k)      Comprehensive Income

                  The Company adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its consolidated Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. SFAS NO. 130 did not change the current accounting treatments for components of comprehensive income.

         (l)      Financial Instruments and Concentration of Risks

                  Fair value of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

                  The carrying value of cash and cash equivalents, deposits, refundable tax credits, demand loans and accounts payable and accrued liabilities approximate their fair values because of the short-term maturity of these instruments.

                  Moshpit is operating in Canada, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Canadian dollars. Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash, the balances of which are stated on the balance sheet. The Company places its cash in high credit quality financial institutions. The Company does not require collateral or other security to support financial instruments subject to credit risk.

CYOP SYSTEMS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
(formerly Triple 8 Development Corporation)
(A development stage company)

Notes to Consolidated Financial Statements
December 31, 2000 and 1999
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

2.       SIGNIFICANT ACCOUNTING POLICIES (continued)

         (m)      Reporting on Costs of Start-Up Activities

                  In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities", which provides guidance on the financial reporting of start-up costs and organization costs. It requires costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principles.

                  The Company has adopted SOP 98-5 and charged all start-up costs incurred during the period to expenses.

         (n)      Accounting for Derivative Instruments and Hedging Activities

                  On June 1998, the Financial Accounting Standards Board issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

                  The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

         (o)      Stock-based Compensation

                  The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-based Compensation". SFAS 123 encourages, but does not require, companies to adopt a fair value based method for determining expense related to stock-based compensation. The Company accounts for stock-based compensation issued to employees and directors using the intrinsic value method as prescribed under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations.

CYOP SYSTEMS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
(formerly Triple 8 Development Corporation)
(A development stage company)

Notes to Consolidated Financial Statements
December 31, 2000 and 1999
(EXPRESSED IN U.S. DOLLARS)

---------------------------------------------------------------------------------

3.       FIXED ASSETS

         ------------------------------------------ ----------------------------------------------------------------
                                                                           December 31, 2000
                                                    ----------------------------------------------------------------
                                                                  Cost            Accumulated              Net book
                                                                                 depreciation                 value
         ------------------------------------------ -------------------- --------------------- ---------------------

         Audio and visual equipment                       $     22,411           $     2,241           $     20,170
         Computer hardware                                     204,682                33,549                171,133
         Computer software                                       3,280                 1,640                  1,640
         Office furniture and equipment                          9,982                 1,043                  8,939
         Leasehold improvements                                 38,182                 3,818                 34,364
         ------------------------------------------ -------------------- --------------------- ---------------------

         Total                                            $    278,537           $    42,291           $    236,246
         ========================================== ==================== ===================== =====================

                                                                           December 31, 1999
                                                    ----------------------------------------------------------------
                                                                  Cost            Accumulated              Net book
                                                                                 depreciation                 value
         ------------------------------------------ -------------------- --------------------- ---------------------

         Computer hardware                                $     11,603           $     1,740           $      9,863
         Office furniture and equipment                            258                    26                    232
         ------------------------------------------ -------------------- --------------------- ---------------------

         Total                                            $     11,861           $     1,766           $     10,095
         ========================================== ==================== ===================== =====================

         For the year ended December 31, 2000, depreciation expenses of $41,002 (1999 - $1,730) were charged to expenses.

4.       SOFTWARE DEVELOPMENT COSTS

         -------------------------------------------------------------- ----------------- --------------------------
                                                                                                    October 1, 1999
                                                                                                      (commencement
                                                                             December 31          of operations) to
                                                                                    2000                December 31
                                                                                                               1999
         -------------------------------------------------------------- ----------------- --------------------------

         Balance, beginning of period                                        $       100          $             --
         Salaries and benefits                                                   715,198                    27,823
         Depreciation on fixed assets                                             33,622                     1,705
         -------------------------------------------------------------- ----------------- --------------------------


         Software development costs charged to expenses                         (748,820)                  (29,428)
         -------------------------------------------------------------- ----------------- --------------------------

         Balance, end of period                                             $        100             $         100
         ============================================================== ================= ==========================

CYOP SYSTEMS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
(formerly Triple 8 Development Corporation)
(A development stage company)

Notes to Consolidated Financial Statements
December 31, 2000 and 1999
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------
5.       ACQUISITION OF CYOP SYSTEMS INC., BARBADOS

         On November 3, 2000, the Company acquired 100% of the issued and outstanding common shares of CYOP Barbados. As the Company was a non-operating shell company, the transaction resulted in the management of CYOP Barbados having effective operating control of the combined company, with the shareholders of the Company continuing only as passive investors. Accounting principles applicable to reverse acquisition recapitalization have been applied to record this transaction. Under this basis of accounting, CYOP Barbados has been identified as the acquirer and, accordingly, the combined company is considered to be a continuation of the operations of CYOP Barbados with the net liabilities of the Company deemed to have been assumed by CYOP Barbados.

         The net liabilities of the Company assumed by CYOP Barbados are summarized as follows:

         --------------------------------------------------------------------------------------

         Current assets                                                            $     2,399
         Current liabilities                                                           (12,100)
         --------------------------------------------------------------------------------------

         Net liabilities assumed                                                   $    (9,701)
         ======================================================================================

6.       DEMAND LOANS

         -----------------------------------------------------------------------------------------------------------
                                                                                      2000               1999
         -----------------------------------------------------------------------------------------------------------
         a)   Interest at the Bank of Montreal's prime lending
              rate of 7.5% plus 1.5% per annum and unsecured:
              - Mitchell White - shareholder (Cdn$643,048; 1999 -
                  Cdn$186,195)                                                  $      428,642         $    129,006
              - Greenday Inc. - shareholder                                            296,487                   --
              - Cyber Roads Inc.                                                       178,519                   --
              - Tapijkabouter BV                                                        99,157                   --
         -----------------------------------------------------------------------------------------------------------
                                                                                     1,002,805              129,006


         b)   Interest at the Hongkong Bank of Canada's prime lending rate of
              7.5% plus 1% per annum and unsecured - Ameera Group Inc.
                                                                                        75,000                   --

         c)       Non-interest bearing and unsecured
              - Tapijkabouter BV                                                       100,000                   --
         -------------------------------------------------------------------- ------------------ -------------------

                                                                                $    1,177,805          $   129,006
         ==================================================================== ================== ===================

                                       55

CYOP SYSTEMS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
(formerly Triple 8 Development Corporation)
(A development stage company)

Notes to Consolidated Financial Statements
December 31, 2000 and 1999
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

7.       RELATED PARTY TRANSACTIONS

         Related party transactions not disclosed elsewhere in the consolidated financial statements are as follows:

         (a) Accounts payable and accrued liabilities include the following amounts due to a director of Moshpit and shareholders of the
                  Company:

         ------------------------------------------------------------------------- ---------------------
                                                                            2000                  1999
         ------------------------------------------------------------------------- ---------------------

         Expense reimbursements                                     $      1,636             $    1,020
         Accrued interests                                                40,180                  3,504
         ------------------------------------------------------------------------- ---------------------

                                                                    $     41,816                  4,524
         ====================================================== ===================== =====================

         (b) Accounting fees of $33,946 (1999 - $Nil) were paid to a company controlled by individuals related to a shareholder of the Company and were charged to expenses.

         (c) Promotion fees of $3,397 (1999 - $Nil) were paid to a shareholder of the Company and were charged to expenses.

         (d) Interest expenses of $40,398 (1999 - $3,432) were accrued to shareholders of the Company and were charged to expenses.

         (e)      Demand loans include $725,129 (1999 - $129,006) due to
                  shareholders of the Company. These demand loans bear interests at the Bank of Montreal's prime lending rate of 7.5% plus 1.5% per annum and are unsecured (see Note 6a).

         (f) During the year ended December 31, 2000, the Company issued 9,202,500 common shares at a deemed value of $2,250 to a director of the Company for services rendered.

8.       COMMITMENTS

         Moshpit has entered into lease contracts for automobiles and computer equipment with minimum lease payments for the year ending December 31st, as follows:

         ---------------------------------------------- --------- ------------

         2001                                                  $       88,253
         2002                                                          88,253
         2003                                                          78,356
         2004                                                          20,539
         ---------------------------------------------- ----------------------

         Total                                                 $      275,401
         ============================================== ========= ============

CYOP SYSTEMS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
(formerly Triple 8 Development Corporation)
(A development stage company)

Notes to Consolidated Financial Statements
December 31, 2000 and 1999
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------
9.       NON-CASH FINANCING ACTIVITIES

         See Note 7(f).

10.      STOCK SPLIT

         On October 23, 2000, the Company increased its number of issued and outstanding common shares to 19,233,000 shares by a forward split on a one (1) for 4.09 basis on its 4,700,000 common shares issued and outstanding on that day. The par value of the common shares after the forward split is $0.0001 per share. The forward split is deemed to have taken effect on November 1, 1999. All share data have been restated to reflect retroactively the effects of the split.

11.      INCOME TAXES

         (a) A reconciliation of the statutory income tax to the Company's effective income tax rate is as follows:


         --------------------------------------------------------------- -----------------
                                                                2000              1999
         --------------------------------------------------------------- -----------------

         Statutory income tax rate                               15%               15%
         Tax losses not benefited                               (15%)             (15%)
         --------------------------------------------------------------- -----------------

         Effective income tax rate                               --                --
         =============================================================== =================

         (b) The tax effect of temporary differences that give rise to the Company's deferred tax assets (liabilities) are as follows:

         ----------------------------------------------------------------------------------------------
                                                                                 2000             1999
         ----------------------------------------------------------------------------------------------

         Undepreciated capital cost of capital assets over their net
         book value                                                      $       19,000       $         --

         Estimated tax loss carryforwards                                       627,700              3,800

         Less: valuation allowance                                             (646,700)            (3,800)
         ------------------------------------------------------------- ------------------ -----------------

                                                                         $           --       $         --
         ============================================================= ================== =================

         The valuation allowance reflects the Company's estimate that the tax assets, more likely than not, will not be realized.

         As at December 31, 2000, the Company has non-capital losses of approximately $1,386,000 which can be carried forward for tax purposes and are available to reduce taxable income of future years. The non-capital losses expire commencing in 2006 through 2007.

CYOP SYSTEMS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
(formerly Triple 8 Development Corporation)
(A development stage company)

Notes to Consolidated Financial Statements
December 31, 2000 and 1999
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

12.      SEGMENTED INFORMATION

         (a)      Industry Information

                  The Company operates in one reportable operating segment, being in the developing and providing multimedia transactional technology solutions and services on internet for the entertainment industry.

         (b)      Geographic Information

                  All the Company's operations and fixed assets are located in Canada.

13.      CONTINGENCIES

         The Company has no insurance coverage on commercial and third party liabilities. The Management considers the occurrence of a loss or damage to property of the Company or loss resulting from injury to others or damage to property of others is remote and not determinable.

14.      SUBSEQUENT EVENT

         (a) The following shares were allotted for cash subsequent to the year ended December 31, 2000:

                  -   64,000 common shares were allotted at $1.00 per share; and
                      - 13,000 common shares were allotted at $1.40 per share.

         (b) Subsequent to the year ended December 31, 2000, the Company granted a stock option of 25,000 common shares at $1.00 per share to a service provider. The stock option expires May 9, 2004.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants since our incorporation in October, 1999.

                              AVAILABLE INFORMATION

We are a reporting company and are subject to the reporting requirements of the Exchange Act. We voluntarily filed a Form 10-SB on February 14, 2001. We have filed a registration statement on Form SB-2 under the Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus. This prospectus is filed as a part of the registration statement and does not contain all of the information contained in the registration statement and exhibits and reference is hereby made to such omitted information. Statements made in this registration statement are summaries of the material terms of these referenced contracts, agreements or documents but are not necessarily complete. However, all information we considered material relating to the terms of any referenced contracts, agreements or documents has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements shall be deemed qualified in their entirety by the reference. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. For further information pertaining to us and our common stock offered by this prospectus, reference is made to the registration statement.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation which is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3) a transaction from which the director derived an improper personal profit; and
(4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)      such indemnification is expressly required to be made by law;
(2)      the proceeding was authorized by our Board of Directors;

(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)      such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of CYOP, or is or was serving at the request of CYOP as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of CYOP --except by reason of the fact that such officer is or was a director of CYOP in which event this paragraph shall not apply-- in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or
(ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of CYOP.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note that all amounts are estimates other than the Commission's registration fee.

         Securities and Exchange Commission registration fee:      $3,149.30
         Federal Taxes                                                 $0.00
         State Taxes and Fees                                          $0.00
         Transfer Agent Fees                                       $1,200.00
         Accounting fees and expenses                              $2,000.00
         Legal fees and expenses                                   $3,000.00
         Miscellaneous                                             $1,000.00

         TOTAL:                                                   $10,349.30
                                                                  ==========

We will pay all expenses of the offering listed above from cash on hand. No portion of these expenses will be borne by the selling shareholders.

                     RECENT SALES OF UNREGISTERED SECURITIES

On November 1, 1999, we issued 2,450,000 common shares at $0.001 per share to 45 U.S. non-resident subscribers under Regulation S. We received cash consideration of $2,450 for the sale of these shares. None of the offerees or purchasers are U.S. persons as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Subscribers to the offering acknowledge that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied in accordance with Rule 903(b)(3)(iii)(A).

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


We issued 2,250,000 common shares at a deemed price of $0.001 per share to Mr. Keith Ebert on November 1, 1999. Mr. Ebert was issued these shares in consideration for his services in organizing the Company, acting as officer and director and seeking an acquisition. The value of the services rendered is $2,250. We relied on the exemption contained in Regulation S of the Securities Act of 1933. None of the offerees or purchasers are U.S. residents as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Subscribers to the offering acknowledge that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied in accordance with Rule 903(b)(3)(iii)(A).

On November 3, 2000, we issued 9,000,000 common shares to the shareholders of CYOP Systems Inc. in consideration for all of the issued and outstanding common shares of CYOP Systems Inc. We relied on the exemption contained in Regulation S of the Securities Act of 1933. None of the offerees or purchasers are U.S. residents as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Subscribers to the offering acknowledge that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied in accordance with Rule 903(b)(3)(iii)(A).

On December 22, 2000, we issued 159,975 common shares at $1.00 per share to 49 U.S. non resident subscribers under Regulation S, on January 8, 2001, we issued 17,500 common shares at $1.00 per share to two U.S. non resident subscribers under Regulation S, on January 19, 2001, we issued 32,200 common shares at $1.00 per share to five U.S. non resident subscribers, on February 14, 2001, we issued 13,000 common shares at $1.40 per share to two U.S. non resident subscribers under Regulation S, on March 8, 2001, we issued 3,000 common shares at $1.00 per share to one U.S. non resident subscriber under Regulation S and on April 24, 2001, we issued 11,300 common shares at $1.00 per share to three U.S. non resident subscribers under Regulation S. None of the offerees or purchasers are U.S. residents as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Subscribers to the offering acknowledge that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied in accordance with Rule 903(b)(3)(iii)(A).

                                    EXHIBITS

Item 27           Exhibits

3.1      Articles of Incorporation
3.2      Articles of Amendment
3.3      Bylaws
5.1      Legal Opinion of Randall J. Lanham
10.1     Share Purchase Agreement
10.2     Software Licensing Agreement
21.1     Subsidiaries of the Registrant
23.1     Consent of Ellis Foster, Accountants

                                 UNDERTAKINGS

Item 28           Undertakings

We undertake that we will:

1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on October 17, 2001.

                                 CYOP SYSTEMS INTERNATIONAL INCORPORATED


                                 /s/Mitch White
                                 -----------------------------------------------
                                 Mitch White, President,
                                 Chief Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                TITLE                               DATE
---------                -----                               ----


/s/Mitch White           President, C.F.O.                   October 17, 2001
--------------           and Director
Mitch White

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